UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 27, 2006

QUINTILES TRANSNATIONAL CORP.
(Exact name of registrant as specified in its charter)

North Carolina	333-113805	56-1714315
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4709 Creekstone Drive, Suite 200, Durham, North Carolina 27703-8411
(Address of principal executive offices)

(919) 998-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

In connection with its previously announced refinancing transaction, Quintiles Transnational Corp. (the “Company”) is making certain information available to potential lenders, including the following financial information furnished in this report:

Audited financial statements

•	Consolidated Statements of Operations for the years ended December 31, 2005 (successor) and December 31, 2004 (successor) and the periods from September 26, 2003 through December 31, 2003 (successor) and January 1, 2003 through September 25, 2003 (predecessor)

•	Consolidated Balance Sheets as of December 31, 2005 (successor) and 2004 (successor)

•	Consolidated Statements of Cash Flows for the years ended December 31, 2005 (successor) and December 31, 2004 (successor) and the periods from September 26, 2003 through December 31, 2003 (successor) and January 1, 2003 through September 25, 2003 (predecessor)

•	Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2005 (successor) and December 31, 2004 (successor) and the periods from September 26, 2003 through December 31, 2003 (successor) and January 1, 2003 through September 25, 2003 (predecessor)

•	Notes to Consolidated Financial Statements

•	Reports of Independent Registered Public Accounting Firm

Unaudited carve-out financials

•	Unaudited carve-out statement of operations, balance sheet and statement of cash flows as of and for the period ended December 31, 2005 relating to the Product Development and Commercial Services segments, combined (“Services”)

Other information

•	On page 62, the Company has provided a reconciliation of its results of operations to the results of operations for Pharma Services Intermediate Holding Corp, or Intermediate Holding, one of the Company’s parent companies, for the years ended December 31, 2005 and 2004. The financial statements for Intermediate Holding have not been included. In addition, the Company is voluntarily furnishing a controls disclosure on page 62 for the quarterly period ended December 31, 2005 which is responsive to Item 9A of the Annual Report on Form 10-K “Controls and Procedures”.

Audited Financial Statements

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

			September 26,	January 1,
			2003	2003
	Year Ended	Year Ended	through	through
	December 31,	December 31,	December 31,	September 25,
	2005	2004	2003	2003
	Successor	Successor	Successor	Predecessor
	(In thousands)
Net revenues	$1,877,326	$1,604,977	$389,004	$1,083,633
Add: reimbursed service costs	521,257	351,277	94,960	266,696

Gross revenues	2,398,583	1,956,254	483,964	1,350,329
Costs, expenses and other:
Costs of revenues	1,712,060	1,411,874	332,581	895,809
Selling, general and administrative	580,351	582,244	141,123	359,991
Interest income	(14,548)	(11,280)	(4,751)	(12,109)
Interest expense	71,570	69,896	20,640	1,728
Loss on extinguishment of debt	6,194	—	—	—
Other (income), net	(2,748)	(5,626)	(2,568)	(5,442)
Restructuring	32,911	5,682	—	4,765
Impairments	6,633	1,045	—	—
Transaction expenses, net	(2,666)	—	—	48,676
Gain on sale of portion of an investment in a subsidiary	—	(24,688)	—	—
Non-operating gain on change of interest transaction	—	(10,030)	—	—

	2,389,757	2,019,117	487,025	1,293,418

Income (loss) before income taxes	8,826	(62,863)	(3,061)	56,911
Income tax (benefit) expense (includes $57,785 of income tax benefit related to American Jobs Creation Act of 2004 for the year ended December 31, 2005)	(36,592)	(2,966)	10,115	28,222

Income (loss) before equity in (losses) earnings of unconsolidated affiliates and minority interests	45,418	(59,897)	(13,176)	28,689
Equity in (losses) earnings of unconsolidated affiliates	(3,050)	(149)	13	(8)
Minority interests	(3,394)	(1,095)	4	46

Income (loss) from continuing operations	38,974	(61,141)	(13,159)	28,727
(Loss) income from discontinued operations, net of income taxes	(32,225)	7,762	5,732	8,434
(Loss) gain from sale of discontinued operations, net of income taxes	(6,101)	54,422	—	—

Net income (loss)	$648	$1,043	$(7,427)	$37,161

The accompanying notes are an integral part of these consolidated financial statements.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004
	Successor	Successor
	(In thousands,
	except share data)

ASSETS
Current assets:
Cash and cash equivalents	$459,079	$534,453
Restricted cash	22,100	—
Trade accounts receivable and unbilled services, net	348,614	262,231
Investments in debt securities	608	569
Prepaid expenses	18,517	19,141
Deferred income taxes	58,368	28,626
Other current assets and receivables	31,544	22,863
Assets of discontinued operations	—	228,419

Total current assets	938,830	1,096,302
Property and equipment:
Land, buildings and leasehold improvements	55,242	51,654
Equipment	68,298	57,617
Furniture and fixtures	21,870	21,524
Motor vehicles	41,280	39,155

	186,690	169,950
Less accumulated depreciation	(77,153)	(49,072)

	109,537	120,878
Intangibles and other assets:
Investments in debt securities	12,850	11,552
Investments in marketable equity securities	34,312	24,425
Investments in non-marketable equity securities and loans	54,476	56,441
Investments in unconsolidated affiliates	122,829	120,984
Commercial rights and royalties	116,779	138,543
Accounts receivable — unbilled	41,888	46,669
Goodwill	56,717	96,602
Other identifiable intangibles, net	213,545	270,651
Deferred income taxes	97,787	13,653
Deposits and other assets	40,562	48,922

	791,745	828,442

Total assets	$1,840,112	$2,045,622

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$63,915	$66,444
Accrued expenses	257,023	265,048
Unearned income	210,355	190,150
Income taxes payable	30,883	35,061
Current portion of obligations held under capital leases	16,279	14,888
Current portion of long-term debt	60,975	5,431
Other current liabilities	7,696	6,911
Liabilities of discontinued operations	—	32,771

Total current liabilities	647,126	616,704
Long-term liabilities:
Obligations held under capital leases, less current portion	11,311	16,452
Long-term debt, less current portion	643,832	758,110
Deferred income taxes	—	29,516
Unearned income	31,906	—
Other liabilities	12,745	19,901

	699,794	823,979

Total liabilities	1,346,920	1,440,683
Commitments and contingencies
Minority interest	32,166	36,848
Shareholders’ equity:
Preferred stock, none issued and outstanding at December 31, 2005 and 2004	—	—
Common stock and additional paid-in capital, 125,000,000 shares issued and outstanding at December 31, 2005 and 2004	447,713	521,979
Accumulated deficit	(5,736)	(6,384)
Accumulated other comprehensive income	19,049	52,496

Total shareholders’ equity	461,026	568,091

Total liabilities and shareholders’ equity	$1,840,112	$2,045,622

The accompanying notes are an integral part of these consolidated financial statements.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

			September 26, 2003	January 1, 2003
	Year Ended	Year Ended	through	through
	December 31,	December 31,	December 31,	September 25,
	2005	2004	2003	2003
	Successor	Successor	Successor	Predecessor
	(In thousands)
Operating activities:
Net income (loss)	$648	$1,043	$(7,427)	$37,161
Loss (income) from discontinued operations, net of income taxes	32,225	(7,762)	(5,732)	(8,434)
Loss (gain) from sale of discontinued operations, net of income taxes	6,101	(54,422)	—	—

Income (loss) from continuing operations	38,974	(61,141)	(13,159)	28,727
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	105,881	110,450	31,224	49,900
Amortization expense of debt issuance costs	13,310	3,565	878	—
Amortization of commercial rights and royalties assets	22,708	16,985	1,285	2,223
Restructuring (payments) accrual and write-off of other assets, net	6,847	(3,351)	(1,942)	(424)
Transaction costs	—	—	—	44,057
Impairment of long-lived assets	5,913	—	—	—
Loss (gain) on sale of property and equipment, net	(98)	1,158	(325)	(211)
Gain from sale of certain assets	—	(5,967)	—	—
Gain from sale of a portion of an investment in a subsidiary	—	(24,688)	—	—
Non-operating gain on change of interest transaction	—	(10,030)	—	—
Loss (gain) on investments, net	4,149	8,956	(2,952)	(28,085)
Provision for deferred income taxes	(41,112)	10,652	750	15,971
Change in operating assets and liabilities:
Accounts receivable and unbilled services	(113,152)	(52,291)	20,868	116,600
Prepaid expenses and other assets	36,117	(20,098)	13,950	43,574
Accounts payable and accrued expenses	35,046	35,570	14,053	(11,925)
Unearned income	33,888	5,893	17,399	(85,716)
Income taxes payable and other liabilities	(50,705)	(34,825)	4,847	(17,916)
Other	4,405	614	(168)	286

Net cash provided by (used in) continuing operations	102,171	(18,548)	86,708	157,061
Net cash provided by discontinued operations, revised	13,296	10,178	18,907	12,808

Net cash provided by (used in) operating activities	115,467	(8,370)	105,615	169,869

The accompanying notes are an integral part of these consolidated financial statements.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

			September 26, 2003	January 1, 2003
	Year Ended	Year Ended	through	through
	December 31,	December 31,	December 31,	September 25,
	2005	2004	2003	2003
	Successor	Successor	Successor	Predecessor
	(In thousands)
Investing activities:
Acquisition of property, equipment and software	$(37,376)	$(41,459)	$(11,225)	$(27,558)
Repurchase of common stock in Transaction	—	—	(1,617,567)	—
Payment of transaction costs in Transaction	(2,865)	(20,367)	(64,734)	(2,896)
Acquisition of businesses, net of cash acquired	(13,901)	(2,299)	(3,363)	(1,454)
Advances to customer	—	—	—	(3,739)
Acquisition of commercial rights and royalties	(20,944)	(53,000)	(3,000)	(17,710)
Proceeds from disposal of discontinued operations	125,023	188,329	—	—
Expenses of disposal of discontinued operations	(6,358)	(18,027)	—	—
Proceeds from sale of certain assets	—	9,218	—	—
Proceeds from sale of minority interest in subsidiary, net of expenses	—	35,963	—	—
Proceeds from disposition of property and equipment	5,941	6,732	1,951	6,176
Maturities of held-to-maturity investments	701	693	325	245
Purchase of available-for-sale investments	(1,569)	(1,042)	(1,212)	(1,353)
Proceeds from sale of available-for-sale investments	66	—	—	26,375
Purchase of equity securities	(17,865)	(13,070)	(5,900)	(10,645)
Proceeds from sale of equity securities	9,356	39,982	7,633	61,926
Purchase of other investments	(2,795)	(1,838)	(120)	(185)
Proceeds from other investments	135	667	—	—
Increase in restricted cash	(22,100)	—	—	—
Other	58	250	—	—

Net cash provided by (used in) continuing operations	15,507	130,732	(1,617,212)	29,182
Net cash used in discontinued operations, revised	(11,111)	(8,877)	(3,659)	(12,786)

Net cash provided by (used in) investing activities	4,396	121,855	(1,700,871)	16,396
Financing activities:
Proceeds from issuance of debt, net of costs	239,337	—	733,433	—
Capital contribution in Transaction	—	—	390,549	—
Repayment of debt	(310,544)	(5,763)	(2,568)	(1,832)
Principal payments on capital lease obligations	(14,787)	(13,061)	(3,103)	(11,409)
Dividend to parent companies	(75,000)	—	—	—
Proceeds from change in interest transaction	—	41,773	—	—
Issuance of common stock	—	—	—	7,042
Intercompany with parent companies	(1,504)	(985)	—	—

Net cash (used in) provided by continuing operations	(162,498)	21,964	1,118,311	(6,199)
Net cash (used in) provided by discontinued operations, revised	(18)	(22)	24	22

Net cash (used in) provided by financing activities	(162,516)	21,942	1,118,335	(6,177)

Effect of foreign currency exchange rate changes on cash	(33,949)	25,091	9,788	17,924

(Decrease) increase in cash and cash equivalents	(76,602)	160,518	(467,133)	198,012
Consolidated cash and cash equivalents at beginning of period	535,681	375,163	842,296	644,284

Consolidated cash and cash equivalents at end of period	$459,079	$535,681	$375,163	$842,296

Cash and cash equivalents of discontinued operations	$—	$1,228	$1,865	$280

Cash and cash equivalents of continuing operations	$459,079	$534,453	$373,298	$842,016

Supplemental Cash Flow Information:
Interest paid, net of capitalized interest	$58,749	$66,837	$7,689	$1,785
Capitalized interest	222	277	—	—
Income taxes paid, net	48,174	35,541	2,263	37,571
Non-cash Investing and Financing Activities:
Acquisition of property and equipment utilizing capital leases	7,397	9,266	2,568	3,144
Equity impact of rollovers in Transaction	—	—	107,062	—
Unrealized gain (loss) on marketable securities, net of income tax	$(1,196)	$(461)	$976	$19,637

The accompanying notes are an integral part of these consolidated financial statements.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

				Accumulated
			(Accumulated	Other
			Deficit)	Comprehensive			Additional
	Number of	Comprehensive	Retained	Income	Preferred	Common	Paid-In
	Common Shares	Income	Earnings	(Loss)	Stock	Stock	Capital	Total
	(In thousands, except share data)

Predecessor:
Balance, December 31, 2002	117,850,597		$716,465	$(6)	$—	$1,180	$880,747	$1,598,386
Issuance of common stock	849,181		—	—	—	8	7,803	7,811
Tax benefit from the exercise of non-qualified stock options			—	—	—	—	1,092	1,092
Other	(73,266)		—	—	—	(1)	(346)	(347)
Comprehensive income:
Net income		$37,161	37,161	—	—	—	—	37,161
Unrealized gain on marketable securities, net of tax		19,637	—	19,637	—	—	—	19,637
Reclassification adjustment, net of tax		(11,103)	—	(11,103)	—	—	—	(11,103)
Minimum pension liability, net of tax		(3,098)	—	(3,098)	—	—	—	(3,098)
Foreign currency adjustments		25,178	—	25,178	—	—	—	25,178

Comprehensive income for the period from January 1, 2003 through September 25, 2003		$67,775

Balance, September 25, 2003	118,626,512		$753,626	$30,608	$—	$1,187	$889,296	$1,674,717

Successor:
Balance, September 25, 2003			$—	$—	$—	$—	$—	$—
Issuance of common stock	125,000,000		—	—	—	1,250	520,475	521,725
Comprehensive income:
Net loss		$(7,427)	(7,427)	—	—	—	—	(7,427)
Unrealized gain on marketable securities, net of tax		1,968	—	1,968	—	—	—	1,968
Unrealized loss on derivative instruments, net of tax		(992)	—	(992)	—	—	—	(992)
Foreign currency adjustments		19,824	—	19,824	—	—	—	19,824

Comprehensive income for the period from September 26, 2003 through December 31, 2003		$13,373

Balance, December 31, 2003	125,000,000		(7,427)	20,800	—	1,250	520,475	535,098
Stock compensation expense			—	—	—	—	254	254
Comprehensive income:
Net income		$1,043	1,043	—	—	—	—	1,043
Unrealized gain on marketable securities, net of tax		(482)	—	(482)	—	—	—	(482)
Unrealized gain on derivative instruments, net of tax		21	—	21	—	—	—	21
Reclassification adjustment, net of tax		2,219	—	2,219	—	—	—	2,219
Minimum pension liability, net of tax		4,890	—	4,890	—	—	—	4,890
Foreign currency adjustments		25,494	—	25,494	—	—	—	25,494
Other comprehensive income to non-controlling interest		(446)	—	(446)	—	—	—	(446)

Comprehensive income for year ended December 31, 2004		$32,739

Balance, December 31, 2004	125,000,000		(6,384)	52,496	—	1,250	520,729	568,091
Dividend paid to parent company			—	—	—	—	(75,000)	(75,000)
Stock compensation expense					—	—	734	734
Comprehensive income:
Net income		$648	648	—	—	—	—	648
Unrealized loss on marketable securities, net of tax		(988)	—	(988)	—	—	—	(988)
Unrealized loss on derivative instruments, net of tax		(208)	—	(208)	—	—	—	(208)
Reclassification adjustment, net of tax		(90)	—	(90)	—	—	—	(90)
Minimum pension liability, net of tax		380	—	380	—	—	—	380
Foreign currency adjustments		(34,087)	—	(34,087)	—	—	—	(34,087)
Other comprehensive income to non-controlling interest		1,546	—	1,546	—	—	—	1,546

Comprehensive income for year ended December 31, 2005		$(32,799)

Balance, December 31, 2005	125,000,000		$(5,736)	$19,049	$—	$1,250	$446,463	$461,026

The accompanying notes are an integral part of these consolidated financial statements.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Quintiles Transnational Corp. (the “Company”) helps improve healthcare worldwide by providing a broad range of professional services, information and partnering solutions to the pharmaceutical, biotechnology and healthcare industries.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts and operations of the Company and its subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation

In December 2005, the Company completed the sale of its Pharmaplan business (“Pharmaplan”) as further described in Note 20. The Pharmaplan operating results for the years ended December 31, 2005 and 2004 and the periods from September 26, 2003 through December 31, 2003 and January 1, 2003 through September 25, 2003, and the Pharmaplan balance sheet at December 31, 2004 have been reflected separately in the accompanying financial statements as a discontinued operation.

In September 2005, the Company completed the sale of its Early Development and Packaging business (“EDP Business”) as further described in Note 20. The EDP Business operating results for the years ended December 31, 2005 and 2004 and the periods from September 26, 2003 through December 31, 2003 and January 1, 2003 through September 25, 2003, and the EDP Business balance sheet at December 31, 2004 have been reflected separately in the accompanying financial statements as a discontinued operation.

In August 2004, the Company completed the sale of certain assets representing its Bioglan Pharmaceuticals business (“Bioglan”) as further described in Note 20. The Bioglan operating results for the year ended December 31, 2004 and the periods from September 26, 2003 through December 31, 2003 and January 1, 2003 through September 25, 2003, have been reflected separately in the accompanying financial statements as a discontinued operation.

The Company revised its consolidated statements of cash flows for the years ended December 31, 2004 and 2003 to attribute cash flows from discontinued operations to each of operating, investing, and financing activities. Previously, the Company reported cash flows from discontinued operations as one line item in financing activities. These matters did not change any of the account balances on the accompanying consolidated balance sheets, consolidated statements of operations, or the net increase (decrease) in cash and cash equivalents included in the consolidated statements of cash flows for the years ended December 31, 2004 and 2003. In addition, certain other previously reported financial results have been reclassified to conform to the current year presentation. Such reclassifications primarily relate to businesses sold in 2005 that qualified, beginning in 2005, under Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” to be reported as discontinued operations. The Company reclassified its consolidated balance sheet as of December 31, 2004 and its consolidated statements of operations in 2004 and the periods from September 26, 2003 through December 31, 2003 and January 1, 2003 through September 25, 2003 to show the results of those qualifying businesses in 2005 as discontinued operations.

During the third quarter of 2005, the Company identified errors in previous accounting for foreign currency gains and losses and revenue recognition related to certain contracts at two of its international locations. The Company corrected these items during 2005. The net impact of these corrections was a decrease to income before income taxes and net income of approximately $2.0 million and $866,000, respectively, for the year ended December 31, 2005. The errors primarily pertain to 2004 although certain of the amounts relate to periods prior to 2004. The errors resulted in an increase to income before income taxes and net income of approximately $1.6 million and $685,000, respectively, for the year ended December 31, 2004. The Company

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

concluded that these errors had an immaterial effect on both the current year and prior year financial statements, including interim quarterly periods, and therefore has recorded the adjusting entries during 2005.

On September 25, 2003, the Company completed its merger transaction with Pharma Services Holding, Inc. (“Pharma Services”) pursuant to which Pharma Services Acquisition Corp. (“Acquisition Corp.”) was merged with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Pharma Services (the “Transaction” or “Pharma Services Transaction”). As a result of the Transaction, the Company’s results of operations, financial position and cash flows prior to the date of the Transaction are presented as the “Predecessor.” The financial effects of the Transaction and the Company’s results of operations, financial position and cash flows as the surviving corporation following the Transaction are presented as the “Successor.” To clarify and emphasize that the Successor Company has been presented on an entirely new basis of accounting, the Company has separated Predecessor and Successor operations with a vertical black line, where appropriate. The Transaction has been accounted for as a purchase of the Company by Pharma Services with the related purchase accounting pushed-down to the Company’s separate financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Foreign Currencies

Assets and liabilities recorded in foreign currencies on the books of foreign subsidiaries are translated at the exchange rate on the balance sheet date. Revenues, costs and expenses are recorded at average rates of exchange during the year. Translation adjustments resulting from this process are charged or credited to equity. Losses (gains) on foreign currency transactions of approximately $762,000, $2.5 million, ($2.6) million, and ($3.9) million are included in other (income) expense for the years ended December 31, 2005 and 2004 and the periods from September 26, 2003 through December 31, 2003 and January 1, 2003 through September 25, 2003, respectively.

Foreign Currency Hedging

The Company may use foreign exchange contracts and options to hedge the risk of changes in foreign currency exchange rates associated with contracts in which the expenses for providing services are incurred in one currency and paid for by the customer in another currency. At December 31, 2005, the Company had 59 open foreign exchange forward contracts related to service contracts maturing at various dates and amounts monthly through October 2006 totaling $26.1 million. At December 31, 2004, the Company had 12 open foreign exchange forward contracts related to service contracts which matured at various dates and amounts monthly through September 2005 totaling $10.9 million.

Cash Equivalents, Restricted Cash and Investments

The Company considers all highly liquid investments with an initial maturity of three months or less when purchased to be cash equivalents.

The Company’s restricted cash consists of (1) royalty and other funds received from Eli Lilly and Company (“Lilly”), pursuant to the Co-Promotion Agreement, held in trust in connection with the repayment of the Royalty Sub Loans and Royalty Sub Notes as discussed in Note 15 and (2) amounts collateralizing standby letters of credit issued in favor of certain suppliers.

The Company’s investments in debt securities are classified as either held-to-maturity or available-for-sale. Investments classified as held-to-maturity are recorded at amortized cost. Investments classified as available-for-sale are measured at market value and net unrealized gains and losses are recorded in the

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

accumulated other comprehensive income (loss) component of shareholders’ equity until realized. Any gains or losses on sales of debt investments are computed by specific identification.

Investments in marketable equity securities are classified as available-for-sale and measured at market value with net unrealized gains and losses recorded in the accumulated other comprehensive income (loss) component of shareholders’ equity until realized. The market value is based on the closing price as quoted by the respective stock exchange or Nasdaq. In addition, the Company has investments in equity securities of and advances to companies for which there are not readily available market values and for which the Company does not exercise significant influence or control; such investments are accounted for using the cost method. Any gains or losses from the sales of investments or an other than temporary decline in fair value are computed by specific identification.

Derivatives

From time to time the Company may use derivative instruments to manage exposures to equity prices, interest rates and foreign currencies. The Company also holds freestanding warrants and other embedded derivatives (conversion options in financing arrangements). Derivatives meeting the criteria established by SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 138, are recorded in the balance sheet at fair value at each balance sheet date utilizing pricing models for non-exchange traded contracts. When the derivative instrument is entered into, the Company designates whether or not the derivative instrument is an effective hedge of an asset, liability or firm commitment which is then classified as either a cash flow hedge or a fair value hedge. If determined to be an effective cash flow hedge, changes in the fair value of the derivative instrument are recorded as a component of accumulated other comprehensive income (loss) until realized. Changes in fair value of effective fair value hedges are recorded in earnings as an offset to the changes in the fair value of the related hedge item. Changes in the fair values of derivative instruments that are not an effective hedge are recognized in earnings. The Company has, and may in the future, enter into derivative contracts (forwards, calls or puts, for example) related to its investments in marketable equity securities and forecasted foreign currency transactions. While these contracts may not qualify for hedge accounting, the Company utilizes these transactions to mitigate its economic exposure to market price and foreign currency fluctuations.

Billed and Unbilled Services

In general, prerequisites for billings and payments are established by contractual provisions including predetermined payment schedules, submission of appropriate billing detail or the achievement of contract milestones, depending on the type of contract. Unbilled services arise when services have been rendered but customers have not been billed.

Long-Lived Assets

Property and equipment owned as of September 25, 2003 are carried at their estimated fair value determined as part of the Transaction, and property and equipment acquired subsequent to the Transaction are carried at historical cost. Property and equipment are depreciated using the straight-line method over the shorter of the asset’s estimated useful life or the lease term as follows:

Buildings and leasehold improvements	3-50 years
Equipment	3-10 years
Furniture and fixtures	5-10 years
Motor vehicles	3-5 years

Effective January 1, 2002, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets,” and no longer amortizes goodwill or other indefinite-lived intangible assets but reviews these assets at least annually for impairment.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

Identifiable intangible assets with finite lives are amortized over their estimated remaining useful lives as follows:

Trademarks and trade names	29 years
Product licensing and distribution rights	3-l0 years
Contract backlog and customer relationships	2-8 years
Software and related	3-5 years

Indefinite-lived identifiable intangible assets consist of certain trademarks and trade names that are not amortized but tested for impairment annually, or more frequently if events or changes in circumstances indicate an impairment.

The carrying values of property, equipment, intangible and other long-lived assets are reviewed if the facts and circumstances suggest that a potential impairment may have occurred. If this review indicates that carrying values will not be recoverable, as determined based on undiscounted cash flows over the remaining depreciation and amortization period, the Company will reduce carrying values to estimated fair value. There were no events, facts or circumstances during the years ended December 31, 2005 and 2004 that resulted in any impairment charges to its property, equipment, intangible and other long-lived assets except as discussed in Note 23.

Equity Method Investments

The Company reviews its equity method investments for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. There were no events or circumstances during the years ended December 31, 2005 and 2004 that resulted in any impairment charges to its equity method investments. For further information on equity method investments, see Note 19 to the consolidated financial statements.

Revenue Recognition

Many of the Company’s contracts for services are fixed priced, with some variable components, and range in duration from a few months to several years. The Company is also party to fee-for-service and unit-of-service contracts. The Company recognizes revenue primarily based upon (1) the ratio of outputs or performance obligations completed to the total contractual outputs or performance obligations to be provided for fixed-fee contracts, (2) contractual per diem or hourly rate basis as work is performed under fee-for-service contracts or (3) completion of units of service for unit-of-service contracts. The Company does not recognize revenue with respect to start-up activities associated with contracts, which include contract and scope negotiation, feasibility analysis and conflict of interest review. The costs for these activities are expensed as incurred.

The Company’s contracts for clinical research services provide for price renegotiation upon scope of work changes. The Company recognizes revenue related to these scope changes when the underlying services are performed according to a binding commitment. Most contracts may be terminated upon 15-90 days’ notice by the customer. In the event of termination, contracts typically require payment for services rendered through the date of termination, as well as for subsequent services rendered to close out the contract. Any anticipated losses resulting from contract performance are charged to earnings in the period identified.

In certain of the Company’s commercialization contracts, the Company provides services (i.e., a certain number of sales representatives to detail the customer’s product(s) for a given period) in exchange for a fixed, variable or a combination of fixed and variable payments. Each of these agreements is a service agreement that represents a single unit of accounting under Emerging Issues Task Force (“EITF”) Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.” Fixed payments include guaranteed minimum payments and fee-for-service arrangements. The Company recognizes revenue on the fixed payments over the service period and as the amounts become fixed and determinable. Variable payments are based on a percentage of

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

product sales. The Company refers to the variable payments as royalty payments. The Company recognizes revenue on the royalty payments when the variable components become fixed and determinable, which only occurs upon the sale of the underlying product(s) and the Company’s receipt of information necessary to make a reasonable estimate. All of the consideration the Company receives for providing services, whether via a guaranteed minimum payment, fee-for-service payment or a variable royalty, is earned and recognized as revenue only after the services are provided to the customer.

Certain of the Company’s agreements provide for guaranteed minimum payments to the Company. The Company determines the amount of service revenues to be recognized under these agreements by calculating the present value of the fixed and determinable cash flows over the term of the agreement. Accretion of the resulting discount is imputed on the related asset and recorded as interest income over the contract term. The present value of the fixed and determinable cash flows is recognized as revenue in proportion to the services performed based on a measurement of outputs. The Company recognizes revenues in excess of the guaranteed minimum when the amounts become fixed and determinable, but only after the related services have been provided. The amounts related to the variable components become fixed and determinable only when the actual sales of the related product(s) have occurred and exceed the guaranteed minimum.

As the Company records the revenues it earns under such arrangements, it also records a commercial rights and royalties related asset in the accompanying balance sheet. This portion of the commercial rights and royalties related asset is reported as accounts receivable — unbilled within the intangibles and other assets section in the accompanying balance sheet. Cash received by the Company from its customers reduces this asset balance.

The Company treats cash milestone payments to customers under the agreements as incentives to induce the customers to enter into such a service agreement with the Company pursuant to EITF Issue No. 01-09, “Accounting for Consideration Given by a Vendor to a Customer.” These payments are recorded as a commercial rights and royalties related asset in the accompanying balance sheet as long as the Company’s estimated future economic benefits from those customer contracts are expected to exceed the amount of the payments. The related asset is amortized, in proportion to the services performed based on a measurement of outputs, as a reduction of revenue over the service period.

The Company reviews the carrying value of the commercial rights and royalties related asset at each balance sheet date to determine whether or not there has been an impairment. If this review indicates that the carrying value is not recoverable, based on undiscounted cash flows over the remaining contract period, the Company will reduce the carrying value to the resulting estimated fair value. In the event of contract termination by the customer, in each of the Company’s contracts, all amounts paid and/or recorded as a commercial rights and royalties related asset would be legally recoverable by the Company in accordance with the terms of the contract. In the event of termination initiated by the Company, the amounts generally would not be contractually recoverable.

Product revenues are recognized upon shipment when title passes to the customer, net of allowances for estimated returns, rebates and discounts. The Company is obligated to accept from customers the return of products that are nearing or have reached their expiration date. The Company monitors product ordering patterns and actual returns and analyzes wholesale inventory levels to estimate potential product return rates. When the Company lacks a sufficient historical basis to estimate return rates, the Company recognizes revenues and the related cost of revenues when end-user prescription data is received from third-party data providers.

The Company, through its PharmaBio Development Group, has entered into financial arrangements with various customers and other parties in which the Company provides funding in the form of an equity investment in marketable securities, non-marketable securities or loans. Gains and losses from the sale of equity securities and impairments from other than temporary declines in the fair values of these strategic investments are included in the Company’s gross revenues.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

Concentration of Credit Risk

Substantially all revenue for the Product Development and Commercial Services Groups are earned by performing services under contracts with various pharmaceutical, biotechnology, medical device and healthcare companies. The concentration of credit risk is equal to the outstanding accounts receivable and unbilled services balances, less the unearned income related thereto, and such risk is subject to the financial and industry conditions of the Company’s customers. The Company does not require collateral or other securities to support customer receivables. Credit losses have been immaterial and reasonably within management’s expectations. No customer accounted for more than 10% of consolidated net revenue for 2005, 2004 or either 2003 period presented herein.

Research and Development Costs

Research and development costs relating principally to new software applications and computer technology are charged to expense as incurred. These expenses totaled $2.1 million and $2.5 million in 2005 and 2004, respectively, $201,000 and $1.2 million for the periods from September 26, 2003 through December 31, 2003 and January 1, 2003 through September 25, 2003, respectively.

Although the Company has not entered into agreements to fund the development of a customer’s research and development activity, if the Company were to enter into such an arrangement, the Company would expense the amounts funded by the Company as research and development costs as incurred.

Income Taxes

Income tax expense includes United States federal, state and international income taxes. Certain items of income and expense are not reported in income tax returns and financial statements in the same year. The income tax effects of these differences are reported as deferred income taxes. Income tax credits are accounted for as a reduction of income tax expense in the year in which the credits reduce income taxes payable. Valuation allowances are provided to reduce the related deferred income tax assets to an amount which will, more likely than not, be realized.

Employee Stock Compensation

The Company adopted SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure,” effective January 1, 2004; therefore, the Company accounts for the stock options granted and restricted stock issued for recourse notes by Pharma Services to the Company’s employees under the fair value method of SFAS 123. The Company recognized $453,000 and $186,000 as compensation expense during the periods ended December 31, 2005 and 2004, respectively. As the Company utilized the modified prospective approach of adoption under SFAS 123, periods prior to 2004 have not been restated.

Prior to the Pharma Services Transaction, the Company had outstanding stock options and elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Options Issued to Employees,” or APB 25, and related interpretations in accounting for its employee stock options. Because the exercise price equaled the market price of the underlying stock on the date of the grant, no compensation expense was recognized. If the Company had accounted for the Company’s stock options under SFAS 123 prior to 2004, the Company would have recorded additional compensation expense in periods prior to January 1, 2004 for the stock option and restricted stock grants to its employees. Although the Company does not have any stock options outstanding subsequent to the Pharma Services Transaction, Pharma Services has issued options to purchase its common stock to certain of the Company’s employees.

Pharma Services granted options to purchase 402,500, 505,000 and 3,350,000 shares of its common stock to certain of the Company’s employees and non-employee directors during the years ended December 31, 2005 and 2004 and the period from September 26, 2003 through December 31, 2003, respectively. As of December 31, 2005 and 2004, there were options to acquire 3,937,500 and 3,755,000, respectively, of shares

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

of Pharma Services common stock outstanding. There were no outstanding stock options to acquire the Company’s common stock as of December 31, 2005. In addition, the Company suspended its employee stock purchase plan effective April 2003, due to the Pharma Services Transaction.

In addition, Pharma Services issued shares of its restricted common stock to certain of the Company’s employees, other than executive officers, for full recourse notes with a fixed interest rate. As of December 31, 2005 and 2004, there were approximately 3.8 million and 4.2 million, respectively, shares of such restricted stock outstanding.

Information regarding net (loss) income is required by SFAS No. 123, as amended by SFAS No. 148, and has been determined as if the Company had accounted for the stock options granted and the restricted stock issued for recourse notes by its parent company, Pharma Services, to the Company’s employees and non-employee directors under the fair value method of SFAS No. 123 for the periods not restated (i.e., periods prior to January 1, 2004). The following table illustrates the effect on net (loss) income if the Company had adopted SFAS No. 123, as amended by SFAS No. 148, the first day of the periods presented (in thousands):

	September 26, 2003	January 1, 2003
	through	through
	December 31, 2003	September 25, 2003
	Successor	Predecessor
Net (loss) income, as reported	$(7,427)	$37,161
Add: stock-based compensation expense included in net income (loss) as reported, net of related income taxes	—	7,262
Less: total stock-based employee compensation expense determined under SFAS No. 123, net of related income taxes	—	(18,435)

Pro forma net (loss) income	$(7,427)	$25,988

Comprehensive Income

The Company includes foreign currency translation adjustments and unrealized gains and losses on the available-for-sale securities in other comprehensive income. Accumulated other comprehensive income (loss) at December 31, 2005 was $19.0 million, which consisted of $11.2 million in foreign currency translation adjustments, $1.6 million in unrealized gains on available-for-sale securities net of income taxes of $954,000, $188,000 in unrealized losses on derivative instruments net of income taxes of $4,000, $5.3 million minimum pension liability adjustment net of income taxes of $2.2 million and $1.1 million for comprehensive income to non-controlling interest. During the years ended December 31, 2005 and 2004 and the period from January 1, 2003 through September 25, 2003, the Company reclassified ($90,000), net of $55,000 income tax, $2.2 million, net of $1.2 million income tax and ($11.1) million, net of ($6.0) million income taxes, respectively, of net holding (gains) losses to revenues as the related securities were sold or deemed to be impaired. No such reclassifications were made in the period from September 26, 2003 through December 31, 2003.

Recently Adopted Accounting Standards

In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities — An Interpretation of ARB No. 51,” which requires the assets, liabilities and results of operations of variable interest entities (“VIEs”) to be consolidated into the financial statements of the company that has a controlling financial interest. FIN 46 also provides the framework for determining whether a VIE should be consolidated based on voting interest or significant financial support provided to the VIE. In December 2003, the FASB published a revision to FIN 46 (“FIN 46R”) to clarify some of the provisions of the interpretation and to defer the effective dates of implementation for certain entities. The Company adopted the provisions of FIN 46R, as required, on January 1, 2005. The Company evaluated its PharmaBio Development investments and relationships, joint

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

ventures, as well as certain interests and/or transactions that it maintains with entities owned by various related parties in accordance with the provisions in FIN 46R and related FASB staff positions. The Company determined that it was not appropriate to consolidate these entities into the Company’s financial statements. Therefore, the adoption of FIN 46R did not have a material effect on the Company’s financial position or results of operations.

In December 2004, FASB issued SFAS No. 123(R), “Share-Based Payment,” which requires that the cost resulting from all share-based payments be recognized in the financial statements. In addition, SFAS No. 123(R) establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement method in accounting for share-based payment transactions with employees. The Company accounts for its share-based payment transactions with employees in accordance with the provisions of SFAS No. 123. The Company does not expect the adoption of SFAS No. 123(R) to have a material impact on its financial condition or results of operations.

In December 2004, FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets — An Amendment of APB Opinion No. 29,” which eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 indicates that a nonmonetary exchange has commercial substance if the future cash flows are expected to change significantly as a result of the exchange. SFAS No. 153 became effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have a material impact on its financial condition or results of operations due to the Company’s limited use of nonmonetary exchanges.

During March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”), to clarify the term “conditional asset retirement” as used in SFAS 143, “Accounting for Asset Retirement Obligations.” FIN 47 requires that a liability be recognized for the fair value of a conditional asset retirement obligation when incurred, if the fair value of the liability can be reasonably estimated. Uncertainty about the timing or method of settlement of a conditional asset retirement obligation would be factored into the measurement of the liability when sufficient information exists. This interpretation becomes effective no later than the end of fiscal years ending after December 15, 2005. The adoption of FIN 47 did not have a material effect on the Company’s financial position or results of operations.

In May 2005, FASB issued SFAS No. 154, “Accounting Changes and Error Corrections — A Replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS No. 154 applies to all voluntary changes in accounting principle and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. In addition, SFAS No. 154 carries forward without change the guidance contained in APB Opinion No. 20, “Accounting Changes,” for reporting a correction of an error in previously issued financial statements and a change in accounting estimate. The Company will adopt SFAS No. 154 on January 1, 2006, as required. The Company does not expect the adoption of SFAS No. 154 to have a material impact on its financial condition or results of operations.

During June 2005, FASB issued Derivatives Implementation Group (“DIG”) Statement 133 Implementation Issues No. B38, “Embedded Derivatives: Evaluation of Net Settlement with Respect to the Settlement of a Debt Instrument through Exercise of an Embedded Put or Call Option,” and No. B39, “Embedded Derivatives: Application of Paragraph 13(b) to Call Options That Are Exercisable Only by the Debtor.” Both of these DIG Issues are effective for quarters beginning after December 31, 2005. The Company does not expect the adoption of these DIG Issues to have a material impact on its financial condition or results of operations.

2.	PHARMA SERVICES AND FINANCING TRANSACTIONS

Pursuant to a merger agreement dated as of April 10, 2003, as amended on August 18, 2003, by and among the Company, Acquisition Corp. and one of its parent companies, Pharma Services, Acquisition Corp. was merged with and into the Company on September 25, 2003, with the Company continuing as the surviving

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

corporation and an indirect wholly owned subsidiary of Pharma Services. Pharma Services was formed for purposes of the Transaction by Dr. Gillings, the Company’s Executive Chairman, Chief Executive Officer and founder, and One Equity Partners LLC (“One Equity”). Dr. Gillings and certain of his affiliates as well as other selected shareholders, including one Predecessor Company director (in addition to Dr. Gillings) and certain members of senior management (including certain executive officers), exchanged all or a portion of their equity interests in the Company for equity securities of Pharma Services. Pharma Services paid $14.50 in cash for each outstanding share of the Company’s Common Stock, except for shares held by Pharma Services and Acquisition Corp. In addition, Pharma Services paid the excess, if any, of $14.50 over the per share exercise price of each option outstanding at the effective time of the Transaction to purchase the Company’s Common Stock granted under any of the Company’s option plans, other than options held by Dr. Gillings and any other person who exchanged Company options for equity securities of Pharma Services. No merger consideration was paid for shares and/or options to purchase shares that were exchanged for equity securities of Pharma Services.

The purchase price including transaction costs was approximately $1.88 billion. The sources and uses of funds in connection with the acquisition are summarized below (in thousands):

Sources:
Proceeds Senior Term Loan	$310,000
Proceeds from 10% Senior Subordinated Notes due 2013	450,000
Proceeds from equity investors	424,406
Exchange of equity	107,062
Available cash	592,009

Total sources	$1,883,477

Uses:
Purchase price	$1,736,211
Repayment of certain debt	912
Fees and expenses	146,354

Total uses	$1,883,477

The Company prepared an allocation of the purchase price to the assets acquired and liabilities assumed based upon their respective fair values as determined by an unrelated third-party valuation firm as of the date of the acquisition. The allocation of the purchase price to the fair value of net assets acquired is summarized below (in thousands):

Acquired tangible net assets	$1,219,322
Acquired intangible assets — commercial rights and royalties, licenses and customer relationships	207,829
Acquired intangible assets — trademarks, trade names and other	164,720
Acquired intangible assets — software and related	65,859
Goodwill	78,481

Total allocation of purchase price	$1,736,211

During 2005 and 2004, the Company evaluated the pre-acquisition contingencies. As part of this review, the Company adjusted accruals relating to its restructuring plans, acquisition costs relating to the Pharma Services Transaction and amounts related to income taxes. The adjustments resulted in a net decrease of approximately $97.4 million in goodwill.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

In accordance with EITF Issue No. 88-16, “Basis in Leveraged Buyout Transactions,” Dr. Gillings’ continuing residual interest has been reflected at its original cost, adjusted for his share of the Company’s earnings, losses and equity adjustments since the date of original acquisition (“predecessor basis”). In accordance with EITF Issue No. 90-12, “Allocating Basis to Individual Assets and Liabilities within the Scope of Issue 88-16,” only a partial step-up of assets and liabilities to fair value has been recorded in purchase accounting. The partial step-up has resulted in the Company’s assets and liabilities being adjusted by approximately 93.74% of the difference between their fair value at the date of acquisition and their historical carrying cost.

Pharma Services entered into agreements with GF Management Company, Inc. (“GFM”) and certain of the other equity investors of Pharma Services, including One Equity, pursuant to which Pharma Services paid GFM, a company controlled by Dr. Gillings, and One Equity a one-time transaction fee of $5.0 million and $15.0 million, respectively, at the effective time of the Transaction. In addition, Pharma Services agreed to have the Company pay an annual management service fee of approximately $3.8 million to the Pharma Services investor group, of which GFM, TPG Advisors III, Inc. (“TPG”) and Cassia Fund Management Pte Ltd., an affiliate of Temasek Holdings (Pte) Ltd (“Temasek”), each receive approximately $750,000 and One Equity receives approximately $1.5 million until 2008. For the years ended December 31, 2005 and 2004 and the period from September 26, 2003 through December 31, 2003, the Company expensed $3.8 million, $3.8 million and $938,000, respectively, in management fees.

Pharma Services was also responsible for the fees and expenses of Dr. Gillings, One Equity, Temasek and TPG, and each of their respective affiliates and advisors, related to the Transaction. During 2003, Pharma Services paid $17.1 million to Dr. Gillings pursuant to this arrangement.

3.	ACCOUNTS RECEIVABLE AND UNBILLED SERVICES

Accounts receivable and unbilled services consist of the following (in thousands):

	December 31,
	2005	2004
	Successor	Successor

Trade:
Billed	$198,579	$148,287
Unbilled services	153,403	117,980

	351,982	266,267
Allowance for doubtful accounts	(3,368)	(4,036)

	$348,614	$262,231

Substantially all of the Company’s trade accounts receivable and unbilled services are due from companies in the pharmaceutical, biotechnology, medical device and healthcare industries and are a result of contract research, sales, marketing, healthcare consulting and health information management services

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

provided by the Company on a global basis. The percentage of accounts receivable and unbilled services by region is as follows:

	December 31,
Region	2005	2004
	Successor	Successor

Americas:
United States	38%	38%
Other	2	2

Americas	40	40
Europe:
United Kingdom	38	29
Other	14	20

Europe	52	49
Asia-Pacific and Africa:
Japan	4	7
Other	4	4

Asia-Pacific and Africa	8	11

	100%	100%

4.	COMMERCIAL RIGHTS AND ROYALTIES

Commercial rights and royalties related assets are classified either as commercial rights and royalties or accounts receivable — unbilled in the non-current asset section of the accompanying balance sheets. Additionally, a balance related to unearned income on two commercial rights and royalties related agreements is classified as a long-term liability in the accompanying balance sheets. Below is a summary of the commercial rights and royalties related assets and liabilities (in thousands):

	December 31,	December 31,
	2005	2004

Commercial rights and royalties	$116,779	$138,543
Accounts receivable-unbilled	41,888	46,669
Unearned income — long-term	31,906	—

The Company has firm commitments under its arrangements to provide funding of approximately $802.5 million in exchange for various commercial rights. As of December 31, 2005, the Company has funded approximately $406.9 million of those commitments. Further, from time to time the Company may have additional future funding commitments that are contingent upon satisfaction of certain milestones by the third party such as receiving the United States Food and Drug Administration (“FDA”) approval, obtaining funding from additional third parties, agreeing to a marketing plan and other similar milestones. Due to the uncertainty of the amounts and timing, these contingent commitments would not be included in the firm commitment amounts. As of December 31, 2005, the Company had no amounts related to contingent commitments as the conditions related to these amounts previously reported have been satisfied and are now included in the table below.

Below is a summary of the remaining firm commitments with pre-determined payment schedules under such arrangements (in thousands):

	2006	2007	2008	2009	Total

Service commitments	$131,423	$101,186	$91,677	$71,362	$395,648

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

Below is a brief summary of the more significant agreements that make up the commercial rights and royalties assets and obligations reflected in these financial statements:

Provided by the Company	Provided by Partner	Current Status

Co-Promotion agreement with Lilly dated July 2002 for the product Cymbalta®:
• For five years following launch, the Company will provide, at its expense, more than 500 sales representatives to supplement the Lilly sales force and promote Cymbalta® in the primary, or P1, position
• Marketing and milestone payments of $110 million ($70.0 million paid in 2002 and $20.0 million paid in 2004 and 2005)
• Paid additional $5.0 million in 2004 upon approval of Cymbalta® for an additional indication

• Royalties on United States sales for depression and other neuroscience indications as follows:
• Royalties at 8.25% of sales for years one through five
• Royalties at 3.0% of sales for years six through eight
• For the first three years, payment to detail other products in P2 and P3 positions of sales force on fee for service basis
• Company recognized revenues, net of related amortization, related to the royalty and other payments of $54.4 million for the year ended December 31, 2005

Agreement with a Large Pharma Company dated February 2004 for two related products:
• The Company will provide, at its expense, up to $90.0 million of services in connection with the development and United States launch of a Phase III product (new product), which is related to one of the customer’s currently marketed existing products (half of services can be provided by the Company at agreed upon rates and half can be performed by third parties)
• Spend is limited to $10.0 million per quarter

• Royalties for nine years beginning in the first quarter of 2005 on sales of the existing product and new product in the United States.
• Royalties subject to annual caps and an overall cap of $180.0 million
• Milestone payment of $20.0 million based on approval and launch of new product in the United States

• Company received a $20.0 million milestone payment in 2005 upon approval and launch of the new product. The Company has provided and expensed $54.6 million of the $90.0 million commitment through December 31, 2005. The Company recognized revenue related to the royalties and milestone payment of $17.1 million in 2005.

Kos Pharmaceuticals, Inc. dated January 2002 for Advicor®/Niaspan®:
• During 2002 and 2003, the Company provided, at its own expense, a dedicated sales force of 150 trained cardiovascular representatives
• Warrants to purchase 150,000 shares of stock at $32.79 per share
• Commissions based on Advicor®/ Niaspan® net United States sales from 2002 through 2006 ($50.0 million minimum / $65.0 million maximum)

• Warrants sold in March 2005 for $2.5 million (recognized a gain of $930,000)
• Received payments totaling $48.8 million as of December 31, 2005
• The Company recognized revenues of $7.5 million for the year ended December 31, 2005

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

Provided by the Company	Provided by Partner	Current Status

Cell Therapeutics, Inc. (“Cell Therapeutics”) dated December 2004 for TRISENOX®:
Sales support in the form of:
• $25.0 million in cash • $5.0 million in services
• Royalties on sales from United States and certain European countries over five years ($53.0 million minimum / $69.0 million maximum). Certain termination events, including product divestiture by Cell Therapeutics, will require minimum amounts due to the Company to allow a certain internal rate of return for the Company.

• The Company has paid the full $25.0 million in cash and has provided $1.8 million in services through December 31, 2005 (remaining services will continue to be provided).
• Cell Therapeutics sold TRISENOX® in July 2005 and the Company received a one-time payment of $39.4 million in exchange for releasing Cell Therapeutics from its royalty obligation. The $39.4 million will be recognized as revenue as services are provided.
• The Company recognized revenue, net of related amortization, of $4.2 million for the year ended December 31, 2005.

Solvay Pharmaceuticals B.V. (“Solvay”) dated September 2004 for ten Solvay clinical Phase II projects:
• $25.0 million of clinical development services (ten studies at $2.5 million for each study)	• Milestone payments for each of the compounds reaching positive clinical proof-of-principle and moving further into development	• Company has provided $5.9 million in services as of December 31, 2005 • No milestone payments have been received on projects in process as of December 31, 2005

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

Provided by the Company	Provided by Partner	Current Status

Yamanouchi Pharma Limited (“Yamanouchi”) (now part of Astellas Pharma, Inc.) dated December 2004 for Vesicaretm:
• £500,000 (approximately $881,000) marketing contribution
• For a three year period, the Company will provide, at its own expense, a sales force to supplement Yamanouchi’s sales force in the United Kingdom. Each company is required to make a minimum number of sales calls, subject to payment of penalties if the minimum is not achieved.
	• Royalties on sales of Vesicaretm in the United Kingdom over six years	• Company has recorded revenue, net of amortization, related to the royalties of $718,000 for the year ended December 31, 2005.

Columbia Laboratories, Inc. (“Columbia”) dated March 2003 for Strianttm:
• Sales support in the form of $15.0 million in cash and services on a fee for service basis for a two-and-a-half year term
• Royalties for seven years, at 9% of United States sales up to an agreed upon sales level then 4.5% of sales thereafter (aggregate $30.0 million minimum / $55 million maximum)
• Payments for services on a fee for service basis

• Company has received royalty payments of $687,000 as of December 31, 2005
• Fee for service agreement ended in October 2005
• In 2004 the Company recognized a $7.8 million impairment on its commercial rights and royalties asset
• The Company recognized revenues in relation to the royalties and services of $368,000 million for the year ended December 31, 2005.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

Provided by the Company	Provided by Partner	Current Status

Columbia dated July 2002 for Prochievetm/Advantage-S®/RepHreshtm:
• $5.5 million stock purchase • Sales support in the form of 4 quarterly payments of $1.125 million and services on a fee for service basis for a three year term	• Royalties of 5% of United States sales of these products for five years ($8.0 million minimum / $12.0 million maximum) • Payments for services on a fee for service basis
• Company has received royalty payments of $3.1 million as of December 31, 2005
• Fee for service agreement ended in October 2005
• The Company recognized revenues in relation to the royalties and services of $770,000 million for the year ended December 31, 2005.

Cash payments made to customers under the above arrangements are capitalized and amortized in proportion to estimated revenues as a reduction of revenue over the service period. Sales force costs and other cost of services are expensed as incurred. The cash payments are reported in the statement of cash flows as an investing activity — acquisition of commercial rights and royalties. Proceeds from the above service arrangements are reported in the statement of cash flows as an operating activity — change in operating assets and liabilities.

5.	INVESTMENTS — DEBT SECURITIES

The following is a summary as of December 31, 2005 of held-to-maturity securities and available-for-sale securities by contractual maturity where applicable (in thousands):

		Gross	Gross
	Amortized	Unrealized	Unrealized	Market
Held-To-Maturity Securities:	Cost	Gains	Losses	Value

State Securities —
Maturing in one year or less	$608	$—	$—	$608
Maturing within five years	2,102	—	—	2,102

	$2,710	$—	$—	$2,710

		Gross	Gross
	Amortized	Unrealized	Unrealized	Market
Available-For-Sale Securities:	Cost	Gains	Losses	Value

Other	$9,237	$1,511	$—	$10,748

	$9,237	$1,511	$—	$10,748

The following is a summary as of December 31, 2004 of held-to-maturity securities and available-for-sale securities by contractual maturity where applicable (in thousands):

		Gross	Gross
	Amortized	Unrealized	Unrealized	Market
Held-To-Maturity Securities:	Cost	Gains	Losses	Value

State Securities —
Maturing in one year or less	$569	$—	$—	$569
Maturing within five years	2,841	—	—	2,841

	$3,410	$—	$—	$3,410

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

		Gross	Gross
	Amortized	Unrealized	Unrealized	Market
Available-For-Sale Securities:	Cost	Gains	Losses	Value

Other	$7,667	$1,044	$—	$8,711

	$7,667	$1,044	$—	$8,711

The Company recognized $812,000 of losses from the sale of debt securities during the period from January 1, 2003 through September 25, 2003. The net after-tax adjustment to unrealized holding gains (losses) on available-for-sale debt securities included in the accumulated other comprehensive income component of shareholders’ equity was $288,000 in 2005, $452,000 in 2004, $190,000 and $468,000 during the periods from September 26, 2003 through December 31, 2003 and January 1, 2003 through September 25, 2003, respectively.

6.	INVESTMENTS — MARKETABLE EQUITY SECURITIES

The Company has entered into financial arrangements with various customers and other parties in which the Company provides funding in the form of an equity investment. The equity investments may be subject to certain trading restrictions including “lock-up” agreements. The Company’s portfolio in such investments as of December 31, 2005 is as follows (in thousands except share data):

			Estimated
	Trading	Number of	Beneficial		Fair Market
Company	Symbol	Shares	Ownership%(1)	Cost Basis	Value

Common Stock:
Discovery Laboratories, Inc.	DSCO	1,567,695	4.2%	$12,370	$10,472
ICAGEN	ICGN	875,001	4.0%	6,067	5,644
Columbia Laboratories, Inc.	CBRX	1,178,359	2.8%	2,251	5,479
Alizyme	AXM.L	2,225,000	1.3%	4,138	4,832
Panacos (VI Technologies)	PANC	399,729	.08%	2,924	2,770
Others				5,485	5,115

Total Marketable Equity Securities				$33,235	$34,312

The Company’s portfolio in such investments as of December 31, 2004 is as follows (in thousands except share data):

			Estimated
	Trading	Number of	Beneficial		Fair Market
Company	Symbol	Shares	Ownership%(1)	Cost Basis	Value

Common Stock:
Discovery Laboratories, Inc.	DSCO	1,567,741	5.1%	$12,370	$12,432
Genitope, Inc.	GTOP	222,222	0.9%	1,000	3,787
Columbia Laboratories, Inc.	CBRX	1,178,359	2.8%	3,123	3,123
Other				4,737	5,083

Total Marketable Equity Securities				$21,230	$24,425

(1)	The estimated beneficial ownership percentage calculation is based upon the issuer’s filings with the United States Securities and Exchange Commission. The beneficial ownership percentage is subject to change due to the Company’s transactions in these investments and changes in the issuer’s capitalization.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

The Company recognized gains from the sale of marketable equity securities of $2.1 million during 2005, $4.4 million during 2004 and $209,000 and $24.0 million for the periods from September 26, 2003 through December 31, 2003 and January 1, 2003 through September 25, 2003, respectively. The Company recognized losses from the sale of marketable equity securities of $16,000 during 2005, $328,000 during 2004 and $2,000 during the period from September 26, 2003 through December 31, 2003. Gross unrealized gains totaled $1.1 million as of December 31, 2005, $3.2 million as of December 31, 2004 and $1.2 million as of December 31, 2003 from investments in marketable equity securities. The net after-tax adjustment to unrealized holding gains (losses) on marketable equity securities included in the accumulated other comprehensive income component of shareholders’ equity was $1.4 million, $2.0 million in 2004 and $787,000 and $8.l million for the periods from September 26, 2003 through December 31, 2003 and January 1, 2003 through September 25, 2003, respectively. In accordance with its policy to continually review declines in fair value of the marketable equity securities for declines that may be other than temporary, the Company also recognized losses due to the impairment of marketable equity securities of $1.3 million in 2005, $11.4 million in 2004 and $282,000 for the period from January 1, 2003 through September 25, 2003.

7.	INVESTMENTS — NON-MARKETABLE EQUITY SECURITIES AND LOANS

The Company has entered into financial arrangements with various customers and other parties in which the Company provides funding in the form of an equity investment in non-marketable securities or loans. These financial arrangements are comprised of direct and indirect investments. The indirect investments are made through 12 venture capital funds in which the Company is an investor. The Company’s portfolio in such transactions as of December 31, 2005 is as follows (in thousands):

		Remaining Funding
Company	Cost Basis	Commitment

Venture capital funds	$31,221	$24,053
Equity investments (eleven companies)	14,856	—
Loans (two companies)	8,399	—

Total non-marketable equity securities and loans	$54,476	$24,053

The Company’s portfolio in such transactions as of December 31, 2004 was as follows (in thousands):

Company	Cost Basis

Venture capital funds	$32,950
Equity investments (nine companies)	17,827
Convertible loans (three companies)	60
Loans (two companies)	5,604

Total non-marketable equity securities and loans	$56,441

Below is a table representing management’s best estimate as of December 31, 2005 of the amount and timing of the above remaining funding commitments (in thousands):

	2006	2007	2008	2009	Total

Venture capital funds	$11,425	$6,746	$4,200	$1,682	$24,053

The Company also has future loan commitments that are contingent upon satisfaction of certain milestones by the third party such as receiving FDA approval, obtaining funding from additional third parties, agreement of a marketing plan and other similar milestones. Due to the uncertainty of the amounts and timing, these commitments are not included in the commitment amounts described above.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

The Company reviews the carrying value of each individual investment at each balance sheet date to determine whether or not an other than temporary decline in fair value has occurred. The Company employs alternative valuation techniques including: (1) the review of financial statements including assessments of liquidity, (2) the review of valuations available to the Company prepared by unrelated third parties used in raising capital, (3) the review of publicly available information including press releases and (4) direct communications with the investee’s management, as appropriate. If the review indicates that such a decline in fair value has occurred, the Company adjusts the carrying value to the estimated fair value of the investment and recognizes a loss for the amount of the adjustment.

The Company recognized $3.9 million, $1.1 million, $1.2 million and $10.3 million of losses due to such impairments in 2005, 2004, in the period from September 26, 2003 through December 31, 2003, and in the period from January 1, 2003 through September 25, 2003, respectively, relating to non-marketable equity securities and loans mainly due to declining financial condition of investees that was deemed by management to be other than temporary.

8.	DERIVATIVES

As of December 31, 2005, the Company had the following derivative positions: (1) conversion option positions that are embedded in financing arrangements, (2) freestanding warrants to purchase shares of common stock, (3) interest rate cap on long term debt to hedge the exposure to variability in expected future cash flows and (4) forward exchange contracts to hedge forecasted foreign currency cash flows related to service contracts. The Company does not use derivative financial instruments for speculative or trading purposes.

As of December 31, 2005, the Company had funded two convertible loans which have been fully reserved. The carrying value of these loans at December 31, 2004 was approximately $60,000. Loans that are convertible into an equity interest have an embedded option contract because the value of the equity interest is based on the market price of another entity’s common stock and thus is not clearly and closely related to the value of the interest-bearing note. The Company has not accounted for these embedded conversion features as mark-to-market derivatives because the terms of conversion do not allow for cash settlement and the Company believes that the equity interest delivered upon conversion would not be readily convertible to cash since these entities are privately held or have limited liquidity and trading of their equity interest.

As of December 31, 2005 and 2004, the Company had several freestanding warrants to purchase common stock of various customers and other third parties. These freestanding warrants primarily were acquired as part of the financial arrangements with such customers and third parties. No quoted price is available for the Company’s freestanding warrants to purchase shares of common stock. The Company uses various valuation techniques including the present value of estimated expected future cash flows, option-pricing models and fundamental analysis. Factors affecting the valuation include the current price of the underlying asset, exercise price, time to expiration of the warrant, estimated price volatility of the underlying asset over the life of the warrant and restrictions on the transferability or ability to exercise the warrant. The Company recognized an investment loss of $860,000 in 2005 and $1.2 million in 2004 and investment revenues of $2.6 million and $14.7 million during the periods from September 26, 2003 through December 31, 2003 and January 1, 2003 through September 25, 2003, respectively, related to changes in the fair values of the warrants.

As of December 31, 2005, the Company had an interest rate cap on its variable rate debt to hedge the exposure to variability in expected future cash flows. The cap was purchased for a fair value of $368,000. The cap is revalued on a quarterly basis. The value of the cap at December 31, 2005 is $218,000 and is recorded in deposits and others assets on the balance sheet. The Company recognized an investment loss of $150,000 during 2005 which is recorded in revenue on the accompanying statement of operations.

As of December 31, 2005 and 2004, the Company had 59 and 12, respectively, open foreign exchange forward contracts to hedge certain forecasted foreign currency cash flow transactions occurring in 2005 and 2006. As these transactions were entered into to hedge the risk of the potential volatility in the cash flows

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

resulting from fluctuations in currency exchange rates during 2005 and the first ten months of 2006, these transactions are accounted for as a cash flow hedge. As such, the effective portion of the gain or loss on the derivative instruments is recorded as unrealized holding gains (losses) on derivatives included in the accumulated other comprehensive income component of shareholders’ equity. This hedge is deemed to be perfectly effective under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as defined. As of December 31, 2005, the Company had recorded gross unrealized gains of approximately $337,000 and gross unrealized losses of approximately $463,000. Upon expiration of the hedge instruments, the Company expects $337,000 recorded as unrealized holding gains and $463,000 recorded as unrealized holding losses on the derivative instruments included in the accumulated other comprehensive income component of shareholders’ equity to be reclassified into income during 2006. The unrealized gains are shown as an other current asset and the unrealized losses are shown as an other current liability on the accompanying balance sheets.

In 2003, the Company had entered into three zero-cost-collar transactions to hedge certain future cash flows occurring in 2004. As these transactions were entered into to hedge the risk of the potential volatility in the cash flows resulting from the sales of the underlying security during the first three quarters of 2004, these transactions were accounted for as cash flow hedges. As such, the effective portion of the gain or loss on the derivative instrument was recorded as unrealized holding gains (losses) on marketable equity securities included in the accumulated other comprehensive income component of shareholders’ equity. This hedge was deemed to be perfectly effective under SFAS No. 133, as defined. As of December 31, 2003, the Company recorded a gross unrealized loss on these transactions of $1.5 million. This unrealized loss is shown as a reduction of the marketable equity security balance on the accompanying balance sheets. As of December 31, 2004, these contracts have expired unexercised. Upon expiration of the hedging instruments, all amounts recorded as unrealized holding gains (losses) on marketable equity securities included in the accumulated other comprehensive income component of shareholders’ equity were reclassified into income. As each of these zero-cost-collar transactions expired unexercised, the zero-cost-collar contract had no value; therefore, there were no amounts reclassified into income. The underlying equity security was sold, generating approximately $31.0 million in cash and a gain of approximately $1.8 million in 2004.

9.	INVESTMENT REVENUES

The following table is a summary of investment revenues (in thousands):

			September 26, 2003	January 1, 2003
	Year Ended	Year Ended	through	through
	December 31,	December 31,	December 31,	September 25,
	2005	2004	2003	2003
	Successor	Successor	Successor	Predecessor
Marketable equity and derivative securities:
Gross realized gains	$2,880	$7,389	$4,381	$38,724
Gross realized losses	(1,847)	(4,550)	(396)	—
Impairment losses	(1,321)	(11,379)	—	(282)
Non-marketable equity securities and loans:
Gross realized gains	70	—	—	—
Impairment losses	(3,931)	(1,080)	(1,225)	(10,269)

	$(4,149)	$(9,620)	$2,760	$28,173

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

10.	INVESTMENTS IN UNCONSOLIDATED AFFILIATES

In July 2005, a subsidiary of the Company entered into a purchase agreement (the “Innovex Purchase Agreement”) with Minkowski Boy Organisation (“MBO”) under which MBO acquired the Company’s French contract sales organization (“CSO”) business for approximately 3.0 million euros (approximately $3.6 million). Concurrent with the Innovex Purchase Agreement, a subsidiary of the Company entered into a purchase agreement under which the Company acquired a 25% interest in MBO for approximately 8.75 million euros (approximately $10.6 million). The sale of the Company’s French CSO business to MBO and the Company’s purchase of a 25% interest in MBO was accounted for as one transaction with no gain recognized on the sale of the French CSO business.

The Company accounts for its investment in MBO under the equity method of accounting and records its pro rata share of MBO’s equity earnings in equity in (losses) earnings of unconsolidated affiliates. The Company has recorded its investment in MBO, 6.2 million euros (approximately $7.3 million) at December 31, 2005, as an investment in unconsolidated affiliates. Under the equity method of accounting, if there is a difference between the Company’s cost of investment and the Company’s portion of the investee’s underlying net assets, the difference should be accounted for as if the investee was a consolidated subsidiary. At the date of acquisition, the additional cost of the Company’s investment was 5.4 million euros (approximately $6.6 million). This represents 1.7 million euros (approximately $2.1 million) of definite-lived identifiable intangible assets which will be amortized to expense over their estimated useful lives and 3.7 million euros (approximately $4.5 million) of equity method goodwill. The equity method goodwill will be reviewed for impairment in accordance with equity method accounting.

In May 2002, the Company and McKesson Corporation (“McKesson”) completed the formation of a healthcare informatics joint venture named Verispan, L.L.C. (“Verispan”). The Company and McKesson are equal co-owners of a majority of the equity of Verispan. The Company contributed the net assets of its informatics group having a historical cost basis of approximately $112.1 million (including approximately $101.7 million of basis in excess of the book value of the identifiable net assets) and funded $10.0 million to Verispan. The net assets contributed to Verispan primarily consisted of accounts receivable, prepaid expense, property and equipment, trade accounts payable, accrued expenses and unearned income, including the basis in excess of the book value of the identifiable net assets. Verispan licenses data products to the Company and McKesson for use in their respective core businesses. Under the license arrangement, the Company continues to have access to Verispan’s commercially available products to enhance their service to and partnering with the Company’s customers.

The Company accounts for its investment in Verispan under the equity method of accounting; therefore, the Company’s pro rata share of Verispan’s earnings is included in equity in (losses) earnings of unconsolidated affiliates. As of December 31, 2005 and 2004, the Company owned approximately 42.2% and 43.5%, respectively, of Verispan. The Company’s ownership percentage may change from period to period to the extent new equity partners are admitted to the joint venture. The Company has recorded its investment in Verispan, approximately $115.5 million at December 31, 2005 and $120.5 million at December 31, 2004, as an investment in unconsolidated affiliates.

Verispan experienced a decline in operating performance in 2005. Following a strategic review of its business, Verispan made certain changes to its management and refocused its strategic direction, which Verispan expects to require some level of investment in 2006. If Verispan is unable to achieve certain key business development objectives and improvements in its financial performance as a result of these changes and this investment, the Company may recognize an impairment in its investment in Verispan in the future.

11.	MINORITY INTERESTS

In June 2004, the Company’s ownership interest in its Japanese subsidiary, Quintiles Transnational Japan K.K. (“QJPN”) decreased by approximately 20% to 80% through two transactions as further discussed in

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

Note 12. As a result, the Company recorded the minority interest’s pro rata share of QJPN’s earnings in the accompanying statements of operations since the date of the transactions.

In October 2002, the Company acquired a controlling interest in Health Research Solutions Pty Ltd (“HRS”) and, accordingly, the results of operations for HRS and the assets and liabilities of HRS are included in the results of operations and assets and liabilities of the Company. In September 2003, the Company acquired the remaining interest in HRS for 71,724 shares of the Company’s common stock. The Company recorded the minority interest’s pro rata share (approximately 33.33%) of HRS’ earnings from October 2002 until the Company acquired the minority interest in September 2003 in the accompanying statement of operations.

12.	GAIN ON SALE OF PORTION OF AN INVESTMENT IN A SUBSIDIARY AND CHANGE IN INTEREST TRANSACTION

In June 2004, Mitsui & Co., Ltd. (“Mitsui”) acquired a 20% voting interest in one of the Company’s subsidiaries, QJPN, through two transactions. Mitsui acquired 3,556 shares of QJPN’s ordinary shares from the Company for approximately 4.0 billion yen (approximately $37.0 million). As part of its sale of 3,556 ordinary shares, the Company may receive up to an additional 2.0 billion yen (approximately $17.0 million) based on QJPN’s future financial performance. Due to the uncertainty associated with the contingent consideration, the Company has not included this amount in its gain on the sale of a portion of an investment in a subsidiary. During 2004, the Company recorded a gain on the sale of a minority interest in a subsidiary of $24.7 million related to this transaction.

In addition, QJPN issued 1,778 shares of its Class A preference shares and 1,778 ordinary shares to Mitsui for approximately 4.7 billion yen (approximately $42.9 million). The issuance by QJPN of the additional ordinary shares further reduced the ownership interest of the Company in QJPN. As the proceeds from the issuance of preference shares are not considered realized until the preference shares are converted into ordinary shares, the Company did not include such proceeds in its non-operating gain on the change in interest transaction. The Company recorded a non-operating gain on the change in interest transaction of approximately $10.0 million.

As the preference shares are substantially the same as the ordinary shares since the holders participate equally in dividends, voting rights and liquidation of residual assets, the Company included the preference shares in determining the minority ownership interest in QJPN. Therefore, the percentage used by the Company in calculating the minority interest is 20%.

13.	GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS

As of December 31, 2005, the Company has approximately $213.5 million of identifiable intangible assets, of which approximately $109.7 million, relating to trademarks and tradenames, is deemed to be indefinite-lived and, accordingly, is not being amortized. Amortization expense associated with identifiable intangible assets were as follows:

			September 26, 2003	January 1, 2003
	Year Ended	Year Ended	through	through
	December 31, 2005	December 31, 2004	December 31, 2003	September 25, 2003
	Successor	Successor	Successor	Predecessor
Amortization expense	$65.5 million	$70.2 million	$21.9 million	$22.6 million

Estimated amortization expense for existing identifiable intangible assets is targeted to be approximately $29.9 million, $17.6 million, $12.0 million, $8.3 million and $5.9 million for the years ended December 31, 2006, 2007, 2008, 2009 and 2010, respectively. Estimated amortization expense can be affected by various factors including future acquisitions or divestitures of product and/or licensing and distribution rights.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

The following is a summary of identifiable intangible assets (in thousands):

	As of December 31, 2005			As of December 31, 2004
	Gross	Accumulated	Net	Gross	Accumulated	Net
	Amount	Amortization	Amount	Amount	Amortization	Amount
	Successor			Successor

Identifiable intangible assets:
Commercial rights and royalties, licenses and customer relationships	$117,819	$75,253	$42,566	$122,504	$45,512	$76,992
Trademarks, trade names and other	151,495	5,802	145,693	169,496	18,967	150,529
Software and related assets	68,983	43,697	25,286	70,142	27,012	43,130

	$338,297	$124,752	$213,545	$362,142	$91,491	$270,651

Accumulated amortization of identifiable intangible assets includes the impact of amortization expense, foreign exchange fluctuations and disposals of software and related assets.

The following is a summary of goodwill by segment for the year ended December 31, 2005 (in thousands):

	Product	Commercial	PharmaBio
	Development	Services	Development	Consolidated

Balance as of December 31, 2004	$56,822	$39,272	$508	$96,602
Less resolution of certain pre-acquisition income tax contingencies	(25,564)	(14,757)	70	(40,251)
Add: Acquisitions	489	—	—	489
Earn out on acquisition	776	—	—	776
Impact of foreign currency fluctuations	(874)	(25)	—	(899)

Balance as of December 31, 2005	$31,649	$24,490	$578	$56,717

During December 2005, the Company reached a favorable settlement with the Internal Revenue Service related to the tax basis the Company applied to the sale of its ENVOY subsidiary in 2000. The Company had provided an income tax contingency reserve against the tax receivable in 2000 of approximately $18.6 million. This contingency reserve impacted the amount of goodwill recorded during the Pharma Services Transaction. As such, the majority of this contingency reserve was reversed during December 2005 as a reduction to goodwill. There were certain other pre-acquisition contingencies also resolved during 2005.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

The following is a summary of goodwill by segment for the year ended December 31, 2004 (in thousands):

	Product	Commercial	PharmaBio
	Development	Services	Development	Consolidated

Balance as of December 31, 2003	$102,976	$57,365	$508	$160,849
Less: goodwill allocated to certain assets disposed of	(519)	—	—	(519)
goodwill allocated to sale of a portion of an investment in a subsidiary	(2,345)	(4,424)	—	(6,769)
goodwill allocated to non-operating change in interest transaction	(988)	(1,865)	—	(2,853)
Add: Earn out on acquisition	2,525	176	—	2,701
Privatization transaction price adjustment	(45,131)	(11,994)	—	(57,125)
Impact of foreign currency fluctuations	304	14	—	318

Balance as of December 31, 2004	$56,822	$39,272	$508	$96,602

14.	ACCRUED EXPENSES

Accrued expenses consist of the following (in thousands):

	December 31,	December 31,
	2005	2004
	Successor	Successor

Compensation and payroll taxes	$139,878	$123,167
Restructuring	15,357	9,724
Interest	16,926	11,478
Other	84,862	120,679

	$257,023	$265,048

15.	CREDIT ARRANGEMENTS

In March 2005, the Company amended the agreement governing its senior secured credit facility. The amendment (1) decreased the interest rate under the Term B Loan facility by 2.50%; (2) reduced the Interest Expense Coverage Ratio and Total Leverage Ratio requirements for selected future periods; (3) adjusted the Senior Leverage Ratio from 2.0 to 1.75 through December 31, 2005, which could further limit the Company’s ability to incur additional Senior Indebtedness during 2005; (4) increased the Company’s capacity for additional Asset Sales by $150.0 million; (5) increased the Company’s capacity to make certain investments outside the United States by $100.0 million; (6) increased the Company’s capacity to make Permitted PharmaBio Investments by $100.0 million; (7) permitted the Company to include certain restructuring charges in the calculation of its Consolidated EBITDA; (8) permitted the Company to offset its Consolidated Indebtedness by an additional $50.0 million of available cash; and (9) made other clarifying or correcting changes. On March 31, 2005, the Company paid down $150.0 million of the approximately $306.1 million outstanding under the Term Loan B facility and paid approximately $2.3 million to the administrative agent and lenders in connection with the amendment. The present value of the expected future cash flows under the amended agreement was not substantially different from the value of the expected cash flows under the original agreement. Accordingly, the amendment was accounted for as a modification, and not an extinguishment. As a result, the $2.3 million in expenses have been capitalized as debt issuance costs and recorded in the accompanying balance sheet as a deposit and other asset. In connection with the $150.0 million payment of principal, the Company expensed approximately $3.2 million of unamortized debt issuance costs, associated

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

with the pro-rata portion of the original indebtedness that was repaid in connection with the amendment, in the accompanying statements of operations as interest expense. Capitalized terms included in this paragraph have the meanings defined in the agreement governing the Company’s senior secured credit facility. On October 18, 2005, the Company repaid in full the $153.8 million of debt outstanding under the Term Loan B facility. In connection with the $153.8 million repayment of principal, the Company expensed approximately $6.2 million of unamortized debt issuance costs and recorded this amount in the accompanying statement of operations as loss on extinguishment of debt.

The following is a summary of the Company’s credit facilities at December 31, 2005:

Facility	Interest Rates

£10.0 million (approximately $17.3 million) general banking facility with a United Kingdom bank	Bank’s base rate (4.5% at December 31, 2005) plus 1%

The Company did not have any outstanding balances on this facility at December 31, 2005 and 2004.

Long-term debt consist of the following (in thousands):

	December 31, 2005	December 31, 2004
	Successor	Successor

10% Senior Subordinated Notes due 2013	$450,000	$450,000
Royalty Sub Loans (LIBOR (4.19% at December 31, 2005) plus 4.50%)	125,000	—
Royalty Sub Notes (13% annual interest rate)	125,000	—
Senior Term Loan (Either at LIBOR (2.56% at December 31, 2004) plus 4.25% or ABR (5.25% at December 31, 2004) plus 3.25%)	—	306,125
Missouri tax incentive bonds due October 2009 (6.7% annual interest rate)	2,688	3,256
Other notes payable	2,119	4,160

	704,807	763,541
Less: current portion	(60,975)	(5,431)

	$643,832	$758,110

Contractual maturities of long-term debt at December 31, 2005 are as follows (in thousands):

2006	$60,975
2007	66,926
2008	15,801
2009	60,849
2010	42,616
Thereafter	457,640

$704,807

The estimated fair value of the long-term debt was $754.9 million and $822.1 million at December 31, 2005 and 2004, respectively.

On October 18, 2005, a subsidiary of the Company (“Royalty Sub”) closed a financing transaction involving the monetization of the Company’s right to receive royalties and certain other payments (the “Royalty Rights”) under its Duloxetine-Depression United States Co-Promotion Agreement with Lilly, as amended (the “Co-Promotion Agreement”), relating to the promotion of Cymbalta® in the United States for

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

depression and other neuroscience related indications. In connection with the monetization, Royalty Sub entered into a Credit Agreement, dated October 18, 2005 (the “Royalty Sub Credit Agreement”), under which Royalty Sub borrowed $125.0 million in term loans (the “Royalty Sub Loans”), and an Indenture, dated October 18, 2005, under which Royalty Sub issued $125.0 million aggregate principal amount of its Duloxetine PhaRMAsm Second Lien 13% Notes due 2013 (the “Royalty Sub Notes”).

Interest on the Royalty Sub Loans accrues at LIBOR plus 4.50% and is payable quarterly in arrears on January 15, April 15, July 15 and October 15 each year, beginning on January 15, 2006. The Royalty Sub Notes have a legal maturity date of October 15, 2013. The Company entered into an interest rate cap agreement to hedge the exposure to variability in expected future cash flows from the Royalty Sub Loans. As discussed in Note 8, the cap was purchased for $368,000 and is revalued quarterly. The value of the cap at December 31, 2005 is $218,000 and is recorded in deposits and other assets on the accompanying balance sheet. Interest on the Royalty Sub Notes accrues at 13% and is payable quarterly in arrears on January 15, April 15, July 15 and October 15 each year, beginning on January 15, 2006. The royalties and other payments Royalty Sub receives from Lilly pursuant to the Royalty Rights are the sole source of payment for the Royalty Sub Loans and the Royalty Sub Notes. The Royalty Sub Loans and the Royalty Sub Notes are the obligation of Royalty Sub only. However, if the Company breaches certain covenants in the Purchase and Sale Agreement, pursuant to which Royalty sub acquired the Royalty Rights from the Company, or in limited circumstances involving a change of control of the Company, the Company may be required to make payments equal to the outstanding principal and interest on the Loans and the Notes or to reimburse Royalty Sub for other losses. In addition, the Royalty Sub Credit Agreement requires that all cash receipts in excess of the quarterly interest payments on the Royalty Sub Loans and Royalty Sub Notes be used to repay principal on the Royalty Sub Loans, until they are fully repaid.

In connection with the long-term debt agreements, the Company has net debt issuance costs of approximately $21.7 million and $22.3 million as of December 31, 2005 and 2004, respectively, included in other assets in the accompanying balance sheets. The debt issuance costs are being amortized into interest expense using the effective interest method over the term of the related debt arrangements, which range from five years to ten years.

The Company’s long-term debt agreements contain usual and customary negative covenants that, among other things, place limitations on its ability to (i) incur additional indebtedness, including capital leases and liens; (ii) pay dividends and repurchase its capital stock; (iii) enter into mergers, consolidations, acquisitions, asset dispositions and sale-leaseback transactions; (iv) make capital expenditures and (v) issue capital stock of its subsidiaries. The Royalty Sub Credit Agreement and the Indenture governing the Royalty Sub Notes also contain usual and customary negative covenants which, among other things, place similar limitations on Royalty Sub that do not apply to the Company as a whole. As of December 31, 2005, the Company was in compliance with the debt covenants.

16.	LEASES

The Company leases certain office space and equipment under operating leases. The leases expire at various dates through 2017 with options to cancel certain leases at five-year increments. Rental expenses under these agreements were approximately:

			September 26, 2003	January 1, 2003
	Year Ended	Year Ended	through	through
	December 31, 2005	December 31, 2004	December 31, 2003	September 25, 2003
	Successor	Successor	Successor	Predecessor
Rental expenses under agreements	$77.7 million	$70.6 million	$17.6 million	$53.9 million

The Company leases certain assets, primarily vehicles, under capital leases. Capital lease amortization is included with costs of revenues and accumulated depreciation in the accompanying financial statements.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

The following is a summary of future minimum payments under capitalized leases and under operating leases that have initial or remaining non-cancelable lease terms in excess of one year at December 31, 2005 (in thousands):

	Capital Leases	Operating Leases

2006	$17,231	$62,290
2007	7,952	39,435
2008	2,988	24,264
2009	443	12,956
2010	223	6,503
Thereafter	65	10,754

Total minimum lease payments	28,902	$156,202

Amounts representing interest	(1,312)

Present value of net minimum payments	27,590
Current portion	(16,279)

Long-term capital lease obligations	$11,311

The Company uses the facilities of several buildings in South Africa owned and operated by two South African entities. Dr. Greeff, an executive officer of the Company, serves on the board of directors of each of these entities and his trust owns 40% of the outstanding shares of stock of each of these entities. The Company leases these buildings from these entities pursuant to separate lease agreements. The initial term of each of the three leases is six years and four months, expiring in March 2006, three years and one month, expiring in March 2005, and five years, expiring in March 2006, respectively, and each lease is renewable for one five-year term. The Company executed the five-year renewal for the lease which expired in March 2005. Under the terms of the lease arrangements covering those facilities, the Company paid these entities an aggregate of approximately $943,000, $1.0 million, $215,000 and $575,000 in rent during the years ended December 31, 2005 and 2004 and the periods from September 26, 2003 through December 31, 2003 and January 1, 2003 through September 25, 2003, respectively.

17.	CONTINGENCIES

On January 22, 2002, Federal Insurance Company (“Federal”) and Chubb Custom Insurance Company (“Chubb”) filed suit against the Company, Quintiles Pacific, Inc. and Quintiles Laboratories Limited, two of the Company’s subsidiaries, in the United States District Court for the Northern District of Georgia. In the suit, Chubb, the Company’s primary commercial general liability carrier for coverage years 2000-2001 and 2001-2002, and Federal, the Company’s excess liability carrier for coverage years 2000-2001 and 2001-2002, sought to rescind the policies issued to the Company based on an alleged misrepresentation by the Company on the policy application. Alternatively, Chubb and Federal sought declaratory judgment that there is no coverage under the policies for some or all of the claims asserted against the Company and its subsidiaries in a class action lawsuit that was settled during 2004 involving an Alzheimer’s study and, if one or more of such claims is determined to be covered, Chubb and Federal requested an allocation of the defense costs between the claims they contended were covered and non-covered claims. The Company filed an answer with counterclaims against Federal and Chubb in response to their complaint. Additionally, the Company amended its pleadings to add AON Risk Services (“AON”) as a counterclaim defendant, as an alternative to its position that Federal and Chubb are liable under the policies. In order to preserve its rights, on March 27, 2003, the Company also filed a separate action against AON in the United States District Court for the Middle District of North Carolina. The Company signed a settlement agreement with Federal and Chubb, which did not result in the Company making any payments. The case between the Company and Federal and Chubb was dismissed

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

on December 30, 2004. The Company also signed a settlement agreement with AON, which did not result in the Company making any payments. The case between the Company and AON was dismissed on March 29, 2005.

On June 13, 2003, ENVOY Corporation (“ENVOY”) and Federal filed suit against the Company in the United States District Court for the Middle District of Tennessee. One or both plaintiffs in this case have alleged claims for breach of contract, contractual subrogation, equitable subrogation, and equitable contribution. The plaintiffs reached a settlement in principle, in the amount of $11.0 million, of the case pending in the same court captioned In Re Envoy Corporation Securities Litigation, Case No. 3-98-0760 (the “Envoy Securities Litigation”). The plaintiffs claim that the Company is responsible for payment of the settlement amount and associated fees and costs in the Envoy Securities Litigation based on merger and settlement agreements between WebMD Corporation (“WebMD”), ENVOY and the Company. The Company has filed a motion to dismiss the suit, and the plaintiffs have filed motions for summary judgment. These motions were pending before the court. On October 24, 2005, the court converted the Company’s motion to dismiss to a motion for summary judgment. In the October 24, 2005 order, the court also vacated the parties’ joint motion to suspend discovery. The Company continues to believe that the allegations made by ENVOY and Federal are without merit and intends to defend the case vigorously.

On June 28, 2004, ML Laboratories PLC (“ML”) filed a request to the International Chamber of Commerce seeking arbitration in connection with a contract dispute with Novex Pharma Limited (“Novex”), a subsidiary of the Company. This claim related to a contract entered into by Novex with ML for the marketing and sales promotion of ML’s medical device product known as Adept, a solution used for the treatment and prevention of adhesions in abdominal surgery. ML’s claim alleged breach of contract by Novex by failing to provide an adequate United Kingdom sales force, failing to implement marketing efforts in European countries as required by the contract, and repudiatory breach of the contract. The claim by ML was for damages of £55.1 million (approximately $97.1 million). On December 17, 2004, Novex filed an answer and counter-claim asserting breach of contract. On April 13, 2005, the parties agreed to a settlement and the Company subsequently made a payment to ML, which did not have a material adverse effect on the Company’s financial condition.

On May 26, 2000, the Company completed the sale of its electronic data interchange unit, ENVOY, to Healtheon/WebMD Corp., which subsequently changed its name to WebMD. Prior to the sale, ENVOY transferred its informatics subsidiary, Synergy Health Care, Inc., to the Company. The Company received $400 million in cash and 35 million shares of WebMD common stock in exchange for its entire interest in ENVOY and a warrant to acquire 10 million shares of the Company’s common stock at $40 per share, exercisable for four years. The Company recorded an extraordinary gain on the sale of $436.3 million, net of estimated taxes of $184.7 million. Because the original acquisition of ENVOY qualified as a tax-free reorganization, the Company’s tax basis in the acquisition was allowed to be determined by substituting the tax basis of the previous shareholders of ENVOY. However, when the Company sold ENVOY to WebMD during 2000, the tax basis of the previous shareholders was not available to the Company since ENVOY had been a publicly traded corporation at the time of the original acquisition. Therefore, the Company had to estimate its tax basis in ENVOY by reviewing financial statements, income tax returns and other public documents which were available to the Company at that time. In September 2001, the Company received the results of a tax basis study completed by its external income tax advisors, which was prepared so that the Company could prepare and file its 2000 United States Corporate income tax return. Using the tax basis determined in that study, income taxes from the sale totaled approximately $42.7 million, or approximately $142.0 million less than the estimate previously used to determine the extraordinary gain on the sale. This resulted in an increase of $142.0 million in the extraordinary gain on the sale of ENVOY. In January 2004, the Company received a communication from the Internal Revenue Service proposing an increase in its income taxes owed for 2000 by approximately $153.1 million. After further discussions, the Internal Revenue Service revised and reissued its prior communication, reducing the proposed assessment to $84.6 million. The

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

proposed increase relates to the Internal Revenue Service challenging the Company’s method for determining the basis it applied to the sale of ENVOY. The Company contested the proposed increase through the appeals process with the Internal Revenue Service. On December 19, 2005, the Company and the Internal Revenue Service agreed to a settlement in principle, which results in a reduction of the Company’s 2000 tax year refund by approximately $2.5 million.

The Company also is party to other legal proceedings incidental to its business. While the Company’s management currently believes that the ultimate outcome of these proceedings, individually and in the aggregate, will not have a material adverse effect on the Company’s consolidated financial statements, litigation is subject to inherent uncertainties. Were an unfavorable ruling to occur, there exists the possibility of a material adverse impact on the results of operations for the period in which the ruling occurs.

18.	COMMITMENTS

The Company entered into a seven-year service agreement in 2001 with a third party vendor to provide fully integrated information technology infrastructure services in the United States and Europe to the Company. In May 2005, the Company provided notice of termination to the vendor which was effective on November 2, 2005. The Company paid the required termination penalties on November 2, 2005.

19.	SHAREHOLDERS’ EQUITY

During the fourth quarter of 2005, the Company’s Board of Directors declared and paid a dividend to Pharma Services Intermediate Holding Corp. and Pharma Services in the amount of $75.0 million.

The Company is authorized to issue 125 million shares of common stock, $.01 per share par value. At December 31, 2005 and 2004, all 125 million common shares of $.01 par value were outstanding.

20.	DISCONTINUED OPERATIONS

In December 2005, the Company completed the sale of a 50% controlling equity holding in Pharmaplan (Proprietary) Limited (“Pharmaplan”) to Opus Ventures Limited (“Opus”) for $1.3 million. The Company received cash of $1.0 million and recorded a receivable of $269,000 (due in the first quarter of 2006) in other current assets and receivables in the accompanying balance sheet. The Company originally acquired a controlling interest in Pharmaplan during September 2003. Under the purchase method of accounting, the results of operations of Pharmaplan were included in the Company’s results of operations as of the acquisition date and the assets and liabilities were recorded at their respective fair values.

The components of the gain on sale of Pharmaplan included in discontinued operations are as follows (in thousands):

Cash received	$1,293
Net assets	(293)

Gain on disposal of discontinued operations	1,000
Income tax expense	3

Gain on sale of discontinued operations	$997

The results of the Pharmaplan business have been reported separately as a discontinued operation in the consolidated statements of operations.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

The following is a summary of the operations of Pharmaplan included in discontinued operations (in thousands):

			September 26, 2003	January 1, 2003
	Year Ended	Year Ended	through	through
	December 31,	December 31,	December 31,	September 25,
	2005	2004	2003	2003
	Successor	Successor	Successor	Predecessor
Gross revenues	$13,915	$11,092	$2,279	$495

Income before income tax	2,346	2,461	384	96
Income tax expense	915	927	129	28

	1,431	1,534	255	68
Minority interest	(716)	(771)	(127)	(34)

Net income	$715	$763	$128	$34

The assets and liabilities of Pharmaplan are reported separately in the accompanying consolidated balance sheets as assets and liabilities of discontinued operations. The following is a summary of the assets and liabilities of discontinued operations (in thousands):

As of
December 31,
2004

Current assets	$4,636
Property and equipment, net	93

Assets of discontinued operations	$4,729

Current liabilities	$3,506
Long-term liabilities	568

Liabilities of discontinued operations	$4,074

In September 2005, the Company completed the sale of its EDP Business to Aptuit, Inc. (“Aptuit”) for approximately $124.0 million in cash. Further, based on certain purchase price adjustment provisions in the asset purchase agreement, Aptuit is obligated to pay the Company an additional $4.0 million. This amount was included in the net loss on sale of discontinued operation recognized during the year ended December 31, 2005.

The components of the loss on sale of the EDP Business included in discontinued operations are as follows (in thousands):

Cash received	$124,000
Purchase price adjustments	5,090
Pension curtailment gain	2,713
Disposal costs	(6,204)
Net assets	(125,784)
Goodwill attributable to discontinued operations	(6,296)

Loss on disposal of discontinued operations	(6,481)
Income tax benefit	(1,872)

Loss on sale of discontinued operations	$(4,609)

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

The EDP Business included the Company’s Pre-Clinical, Pharmaceutical Sciences and Clinical Trials Supplies businesses. The Company retained the other businesses in the Early Development and Laboratory Services line of business, including Phase I and Central Laboratory Services, which now form the core of the Company’s Clinical Technology Services line of business. The Company also retained certain liabilities, including responsibility for funding and payments under the existing Quintiles Scotland Pension Plan, an obligation of the Company’s United Kingdom subsidiary, Quintiles Limited. Following closing, the Company made a payment of £2.5 million (approximately $4.4 million) towards the funding of the pension plan. Up to 12 months following the date of closing, the Company may incur up to $3.0 million in severance related costs should Aptuit complete certain employee terminations within 12 months of the date of the close. Aptuit was required by the Purchase Agreement to notify the Company of their intent to complete the employee terminations within three months of closing, or December 31, 2005. Because Aptuit did not notify the Company of the intent to complete the employee terminations as of December 31, 2005, the Company did not record any amounts associated with this contingency during the quarter ended December 31, 2005.

The results of the EDP Business have been reported separately as a discontinued operation in the consolidated statements of operations. The following is a summary of the operations of the EDP Business included in discontinued operations (in thousands):

			September 26, 2003	January 1, 2003
	Year Ended	Year Ended	through	through
	December 31,	December 31,	December 31,	September 25,
	2005	2004	2003	2003
	Successor	Successor	Successor	Predecessor
Gross revenues	$145,558	$178,988	$41,638	$114,106

(Loss) income before income taxes	(57,015)	(7,181)	371	2,748
Income tax benefit	(24,075)	(4,560)	(434)	(1,026)

Net (loss) income	$(32,940)	$(2,621)	$805	$3,774

The assets and liabilities of the EDP Business are reported separately in the accompanying consolidated balance sheets as assets and liabilities of discontinued operations. The following is a summary of the assets and liabilities of discontinued operation (in thousands):

As of
December 31,
2004

Current assets	$42,815
Property and equipment, net	172,017
Goodwill	6,296
Intangible assets	1,962
Other assets	600

Assets of discontinued operations	$223,690

Current liabilities	$24,362
Long-term liabilities	4,335

Liabilities of discontinued operations	$28,697

As discussed below in Note 23, the Company recognized an impairment of $65.8 million on long-lived assets of the EDP Business during June 2005 in accordance with the provisions of SFAS No. 144 for assets held and used.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

In August 2004, the Company completed its previously announced sale of certain assets related to its Bioglan business to Bradley Pharmaceuticals, Inc. (“Bradley”) for approximately $188.3 million in cash, including approximately $5.3 million of direct costs for transferred inventory. Based on certain purchase price adjustment provisions in the asset purchase agreement, the Company subsequently paid Bradley approximately $1.9 million in 2004. The assets disposed of were part of the PharmaBio Development Group’s strategic investment portfolio, which is routinely analyzed to evaluate the return potential of the assets within the portfolio.

The components of the gain on sale of Bioglan included in discontinued operations are as follows (in thousands):

Cash received	$188,329
Purchase price adjustments	(1,937)
Disposal costs	(15,539)
Net assets	(78,602)
Goodwill attributable to discontinued operations	(1,233)

Gain on disposal of discontinued operations	91,018
Income taxes	(36,596)

Gain on sale of discontinued operations	$54,422

The results of the Bioglan business have been reported separately as a discontinued operation in the accompanying consolidated statements of operations. The results of the discontinued operation do not reflect any corporate costs or management fees allocated by the Company.

The following is a summary of the operations of the Bioglan business included in discontinued operations (in thousands):

		September 26, 2003	January 1, 2003
	Year Ended	through	through
	December 31,	December 31,	September 25,
	2004	2003	2003
	Successor	Successor	Predecessor
Gross revenues	$38,558	$19,284	$33,892

Income (loss) before income taxes	11,100	5,701	5,586
Income tax expense	1,480	902	960

Net income	$9,620	$4,799	$4,626

During the fourth quarter of 2005, the Company recorded certain adjustments to the previously reported amounts of the Company’s discontinued operations due to certain changes in estimates. These amounts are reported as additional loss on disposal in the accompanying statement of operations.

21.	BUSINESS COMBINATIONS

In April 2005, the Company acquired Pharmascope BV Netherlands (“Pharmascope”) for a cash purchase price of approximately 1.8 million euros (approximately $2.3 million). Pharmascope provides clinical staff recruitment, customer-managed staff and training to pharmaceutical companies in the Netherlands. Under the purchase method of accounting, results of Pharmascope are included in the Company’s results of operations as of the acquisition date and the assets and liabilities of Pharmascope were recorded at their respective fair values. The Company recognized 654,000 euros (approximately $776,000) of goodwill during December 2005 as a result of 2005 operating income targets being met under the deferred cash consideration agreement. The former shareholders of Pharmascope will receive deferred cash consideration during 2006. The acquisition did not have a material impact on the Company’s financial position or results of operations.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

In November 2003, the Company acquired Biomedical Systems Group (“BSG”), a clinical development services resource management company in Spain, for a purchase price of approximately 6.0 million euros (approximately $6.9 million), including 3.0 million euros (approximately $3.4 million) in cash. Under the purchase method of accounting, results of BSG are included in the Company’s results of operations as of the acquisition date and the assets and liabilities of BSG were recorded at their respective fair values. In connection with the BSG acquisition, the Company recorded approximately 6.2 million euros (approximately $8.4 million) of goodwill. During 2004 and 2005, the former shareholders of BSG received approximately 1.7 million euros (approximately $2.1 million) and 1.6 million euros (approximately $1.9 million), respectively, as a result of certain revenue and backlog targets being met. The acquisition did not have a material impact on the financial position or results of operations for the Company.

22.	RESTRUCTURING

In December 2005, the Company’s Board of Directors approved the fourth phase of the Company’s initiative to review aspects of the Company’s current operating and future strategic directions regarding corporate initiatives, including utilization of shared services and strategic sourcing alternatives. The second and third phases of this review were approved during January and March 2005, respectively, and the first phase was approved in November 2004. As part of these plans, approximately 950 positions are to be eliminated. Approximately $19.6 million and $10.8 million of the restructuring charges for these plans have been incurred in the Product Development Group and the Commercial Services Group, respectively. The remaining restructuring charges, or $8.2 million, have been incurred in certain of the Company’s cost centers and have not been allocated to the Company’s reportable segments.

In connection with the Pharma Services Transaction, the Company adopted a restructuring plan. As part of this plan, approximately 211 positions were to be eliminated mostly in Europe and the United States. The number of positions to be eliminated was reduced to approximately 130 as a result of an increase in voluntary terminations and affected individuals transferring into other positions within the Company.

During the third quarter of 2001, the Company recognized a $49.6 million restructuring charge. In addition, the Company recognized a restructuring charge of approximately $1.1 million as a revision of an estimate to a 2000 restructuring plan. As part of the 2001 restructuring, approximately 1,000 positions worldwide were eliminated. The restructuring charge consisted of severance and related costs, exit costs and asset impairments.

As of December 31, 2005, the following amounts were recorded for the restructuring plans discussed above (in thousands):

		Severance and Related Costs			Exit Costs
	Balance at			Foreign			Foreign	Balance at
	December 31,			Currency			Currency	December 31,
	2004	Accrual	Payments	Translation	Accrual	Payments	Translation	2005

2005 Plans	$—	$20,519	$(11,322)	$(141)	$10,698	$(8,135)	$(185)	$11,434
2004 Plans	4,303	1,529	(5,263)	(86)	254	(213)	(18)	506
2003 Plans	826	(64)	(762)	—	—	—	—	—
Pre-2003 Plans	4,595	—	—	—	(25)	(1,153)	—	3,417

	$9,724	$21,984	$(17,347)	$(227)	$10,927	$(9,501)	$(203)	$15,357

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

As of December 31, 2004, the following amounts were recorded for the restructuring plans discussed above (in thousands):

		Severance and Related Costs			Exit Costs
	Balance at			Foreign			Foreign	Balance at
	December 31,			Currency			Currency	December 31,
	2003	Accrual	Payments	Translation	Accrual	Payments	Translation	2004

2004 Plans	$—	$5,682	$(1,489)	$110	$—	$—	$—	$4,303
2003 Plans	7,716	(1,573)	(5,152)	—	(34)	(131)	—	826
Pre-2003 Plans	8,027	(11)	(5)	—	(179)	(3,237)	—	4,595

	$15,743	$4,098	$(6,646)	$110	$(213)	$(3,368)	$—	$9,724

The Company expects the majority of the remaining restructuring accruals to be paid during 2006.

23.	IMPAIRMENTS

As part of the Company’s normal closing process for the second quarter of 2005, the Company determined the assets of its EDP Business were impaired in accordance with the provisions of SFAS No. 144 for assets held and used. The EDP Business is comprised of the Company’s Pre-Clinical, Pharmaceutical Sciences and Clinical Trials Supplies businesses, all of which were part of the Company’s Early Development and Laboratory Services line of business in the Product Development Group. The determination of the impairment occurred as of June 30, 2005 due to the increased probability of selling the assets of the EDP Business prior to the end of the assets’ estimated useful lives. As a result, the Company recognized a $65.8 million impairment on the EDP long-lived assets during the second quarter of 2005. As discussed in Note 20, the Company completed the sale of the EDP Business in September 2005 and the EDP Business is being reported as a discontinued operation as of December 31, 2005. The impairment charge is included in the loss from discontinued operations in the accompanying statement of operations.

In June 2005, the Company abandoned certain internally developed software of its Clinical Development Services business, a component of the Company’s Product Development Group. The decision to abandon was based on an in-depth review of the operating capacity of the assets, which was completed as part of the Company’s normal quarter close process. The Company recorded an impairment of $5.9 million in conjunction with the abandonment of the assets under the provisions of SFAS No. 144.

During the year ended December 31, 2005, the Company recognized impairments of $720,000 in connection with its initiative to review aspects of the Company’s current operating and future strategic directions regarding corporate initiatives.

During the year ended December 31, 2004, the Company recognized impairments of $1.0 million related to certain internally developed software that was abandoned.

The Company recognized a $3.0 million impairment on one of its commercial rights and royalties intangible assets during the normal quarter close process of the second quarter of 2005. The impairment was triggered as a result of contract renegotiations finalized at the quarter end. The impairment is included in costs of revenues as the intangible asset was previously being amortized to costs of revenues over the appropriate period.

24.	INCOME TAXES

As a result of the Pharma Services Transaction in 2003, the net book values of the Company’s assets and liabilities were reestablished. Accordingly, deferred income taxes were provided on the date of the Pharma Services Transaction at these reestablished values.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

The components of income tax (benefit) expense attributable to continuing operations are as follows (in thousands):

			September 26,	January 1,
			2003	2003
	Year Ended	Year Ended	through	through
	December 31,	December 31,	December 31,	September 25,
	2005	2004	2003	2003
	Successor	Successor	Successor	Predecessor
Current:
Federal	$15,036	$(22,434)	$4,253	$3,708
State	2,003	1,204	1,690	7,441
Foreign	32,549	15,647	7,416	23,451

	49,588	(5,583)	13,359	34,600

Deferred expense (benefit):
Federal and state	(102,130)	(7,807)	(617)	(1,733)
Foreign	15,950	10,424	(2,627)	(4,645)

	(86,180)	2,617	(3,244)	(6,378)

	$(36,592)	$(2,966)	$10,115	$28,222

The Company has allocated directly to additional paid-in capital approximately $3.2 million in the period from January 1, 2003 through September 25, 2003 related to the tax benefit from non-qualified stock options exercised.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

The differences between the Company’s consolidated income tax (benefit) expense attributable to continuing operations and the (benefit) expense computed at the 35% United States statutory income tax rate were as follows (in thousands):

			September 26,	January 1,
			2003	2003
	Year Ended	Year Ended	through	through
	December 31,	December 31,	December 31,	September 25,
	2005	2004	2003	2003
	Successor	Successor	Successor	Predecessor
Federal income tax provision (benefit) at statutory rate	$3,089	$(22,002)	$(1,071)	$19,919
State and local income taxes, net of federal benefit (detriment)	12	(4,610)	(225)	1,349
Non-deductible expenses, transaction costs and nontaxable income	(9,244)	2,151	1,046	6,784
Deferred taxes recorded on foreign earnings	17,286	11,584	6,566	—
Foreign earnings taxed at different rates	3,360	3,949	(1,695)	518
Acquisition costs	—	(2,077)	4,694	—
Cash repatriation	(57,785)	—	—	—
Increase in valuation allowance	6,425	8,308	—	—
Effect of changes in tax rates	412	(1,107)	—	—
Other	(147)	838	800	(348)

	$(36,592)	$(2,966)	$10,115	$28,222

Income before income taxes from foreign operations was approximately $125.6 million, $42.7 million, $19.3 million and $42.5 million for the years ended December 31, 2005 and 2004, the period from September 26, 2003 through December 31, 2003 and the period from January 1, 2003 through September 25, 2003, respectively. Income from foreign operations was approximately $146.8 million, $92.1 million, $22.2 million and $67.2 million for these same periods. The difference between income from foreign operations and foreign income before income taxes is due primarily to intercompany charges, primarily interest expense on intercompany debt and management fees, which eliminate in consolidation for financial statement purposes but, in some cases, do not eliminate for tax purposes. Undistributed earnings of the Company’s foreign subsidiaries amounted to approximately $115.3 million at December 31, 2005. As a result of the significant debt service requirements and other costs relating to the Pharma Services Transaction, those earnings were no longer considered to be indefinitely reinvested beginning at that time. The Company has recorded a deferred income tax liability of $44.4 million as of December 31, 2005 associated with those earnings based upon the United States federal income tax rate. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both United States income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various countries.

In October 2004, the President of the United States signed the American Jobs Creation Act of 2004 (“Jobs Act”). The Jobs Act created a temporary incentive for United States corporations to repatriate accumulated income earned abroad by providing an 85% dividends received deduction for certain dividends from controlled foreign corporations. This resulted in the qualifying dividends being taxed at 5.25% for United States Federal income tax purposes. During 2005, the Company’s chief executive officer approved several domestic reinvestment plans to repatriate $217.1 million, from certain countries, in extraordinary dividends as defined in the Jobs Act. These plans were ratified by the Company’s Board of Directors. The Company has

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

determined that of the $217.1 million that was repatriated, $154.2 million was attributable to pre-2005 earnings and $62.9 million related to 2005 earnings. The Company’s overall income tax benefit in 2005 has been positively impacted by a $49.3 million income tax benefit recognized related to the $154.2 million of pre-2005 earnings. The $49.3 million income tax benefit resulted from the lower United States income tax rate of 5.25% applicable to the repatriation of pre-2005 foreign earnings. United States income tax was provided in previous years because those earnings were not considered to be indefinitely reinvested outside the United States. Therefore in addition to the local income tax, deferred income tax liabilities for the United States income tax and foreign withholding taxes have historically been provided for such earnings at 38.5%. The income tax rate available under the Jobs Act was approximately 5.25% and the $49.3 million income tax benefit represents the reduction of the deferred income tax liabilities on the pre-2005 earnings to 5.25% plus applicable foreign withholding tax. Additionally, as noted above, $62.9 million of 2005 foreign earnings repatriated under the Jobs Act were taxed at 5.25% instead of the historical rate of 38.5%.

The income tax effects of temporary differences from continuing operations that give rise to significant portions of deferred income tax assets (liabilities) are presented below (in thousands):

	December 31,	December 31,
	2005	2004
	Successor	Successor

Deferred income tax liabilities:
Prepaid expenses	$(7,226)	$(8,701)
Undistributed foreign earnings	(44,401)	(105,964)
Depreciation and amortization	(6,409)	(44,056)
Deferred revenue and other	—	(11,668)
Other	(10,412)	(8,344)

Total deferred income tax liabilities	(68,448)	(178,733)
Deferred income tax assets:
Net operating and capital loss carryforwards	134,861	127,445
Unrealized gain on investments	10,029	6,804
Accrued expenses and unearned income	45,213	35,653
Goodwill, net of amortization	43,402	51,010
Other	25,271	27,713

	258,776	248,625
Valuation allowance for deferred income tax assets	(35,686)	(57,799)

Total deferred income tax assets	223,090	190,826

Net deferred income tax assets	$154,642	$12,093

During 2005, the Company’s valuation allowance of $57.8 million at December 31, 2004 for deferred income tax assets decreased by $22.1 million to $35.7 million at December 31, 2005. This change was primarily due to the utilization of foreign loss carryforwards for which valuation allowances were recognized as of the date of the Pharma Services Transaction. The reversal of these valuation allowances was therefore recorded as a reduction to goodwill. Included in this net decrease in the valuation allowance was a $6.4 million increase related to current year state and foreign losses which was recognized in the 2005 statement of operations.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

The Company’s deferred income tax (benefit) expense attributable to continuing operations results from the following (in thousands):

			September 26,	January 1,
			2003	2003
	Year Ended	Year Ended	through	through
	December 31,	December 31,	December 31,	September 25,
	2005	2004	2003	2003
	Successor	Successor	Successor	Predecessor
(Deficiency) excess of income tax over financial reporting:
Depreciation and amortization	$(25,018)	$(392)	$11,525	$7,184
Net operating and capital loss carryforwards	1,959	(78)	(14,849)	(2,505)
Unrealized gain on equity investments	—	(11,437)	—	—
Valuation allowance increase (decrease)	6,425	8,303	(24)	—
Accrued expenses and unearned income	(9,149)	(2,776)	262	(6,405)
Prepaid expenses	(1,476)	1,109	(1,136)	2,921
Deferred revenue	951	916	(911)	(877)
Foreign earnings	(60,436)	11,910	3,306	—
Other items, net	564	(4,938)	(1,417)	(6,696)

	$(86,180)	$2,617	$(3,244)	$(6,378)

The United Kingdom subsidiaries qualify for Research and Development Allowances (“RDAs”) for 100% of capital expenditures on certain assets under the Inland Revenue Service guidelines. For the years ended December 31, 2005 and 2004, the period from September 26, 2003 through December 31, 2003, and the period from January 1, 2003 through September 25, 2003, these allowances were approximately $3.9 million, $5.5 million, $599,900 and $6.3 million, respectively, which helped to generate net operating loss carryforwards to be used to offset taxable income in that country. Assuming the United Kingdom subsidiaries continue to invest in qualified capital expenditures at an adequate level, the portion of the deferred income tax liability relating to the United Kingdom subsidiaries may be deferred indefinitely. The Company recognizes a deferred income tax benefit for foreign generated operating losses at the time of the loss when the Company believes it is more likely than not that the benefit will be realized. The Company has net operating loss and capital loss carryforwards of approximately $7.5 million in various entities within the United Kingdom which have no expiration date and has over $44.5 million of net operating loss carryforwards from various foreign jurisdictions which have different expiration periods. In addition, the Company has approximately $351.6 million of United States state operating loss carryforwards which expire through 2026 and has approximately $266.1 million of United States federal operating loss carryforwards which expire in 2023. The Company also has a United States capital loss carryforward of approximately $6.7 million which expires in 2006. The Company evaluates its deferred income tax assets for realization based upon the more likely than not criteria prescribed in SFAS No. 109, “Accounting for Income Taxes.” Based upon current estimates, management believes it is more likely than not that the Company’s deferred income tax assets, after the effect of the recorded valuation allowance, will be realizable. The ultimate realization of deferred income tax assets is dependent upon the Company generating future taxable income in sufficient amounts within the applicable carryforward period. Actual results could differ materially from management’s estimates.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

25.	EMPLOYEE BENEFIT PLANS

The Company has numerous employee benefit plans, which cover substantially all eligible employees in the countries where the plans are offered. Contributions are primarily discretionary, except in some countries where contributions are contractually required. Plans include defined contribution plans in Austria, Belgium, Germany, Holland, Hungary, Israel, Netherlands, Poland, Sweden and Great Britain; profit sharing plans in Canada and France; and defined benefit plans in Germany, Japan and the United Kingdom. The defined benefit plan in Germany and Japan are unfunded plans, which are provided for in the balance sheet. The Approved Profit Sharing Schemes in the United Kingdom and Ireland are no longer funded. These plans were previously funded with Company stock, but the shares were exchanged for cash per the Agreement and Plan of Merger dated September 25, 2003 relating to the Pharma Services Transaction. In addition, the Company sponsors a supplemental non-qualified deferred compensation plan, covering certain management employees.

In connection with the Pharma Services Transaction, the Company’s Employee Stock Ownership Plan for Non-United States Employees in Australia, Belgium, Canada and Singapore was terminated. These were contribution plans originally funded by Company stock.

In connection with the Pharma Services Transaction, the ESOP/401(k) Plan was converted to a Profit-Sharing and 401(k) Plan. All shares under the ESOP were exchanged for cash and moved to the Profit-Sharing Plan for United States participants. For German participants, the German portion of the ESOP/401(k) Plan was spun off and terminated. Final distributions are being made for the German portion of the plan.

The ESOP expense recognized is equal to the cost of the shares allocated to plan participants and the interest expense on the leveraged loans for the year. No shares were allocated to the Plan in the period from January 1, 2003 through September 25, 2003; therefore, there was no expense recognized. As of December 31, 2002, 1,315,380 shares were allocated to participants. There were no unallocated shares held in suspense as of September 25, 2003.

Under the 401(k), the Company matches employee deferrals at varying percentages, set at the discretion of the Board of Directors. For the years ended December 31, 2005 and 2004, the period September 26, 2003 through December 31, 2003 and the period January 1, 2003 through September 25, 2003, the Company expensed $7.4 million, $7.3 million, $1.6 million and $5.1 million, respectively, as matching contributions.

Prior to the Pharma Services Transaction, participating employees in the Company’s employee stock purchase plan (the “Purchase Plan”) had the option to purchase shares at 85% of the lower of the closing price per share of common stock on the first or last day of the calendar quarter. The Purchase Plan was intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended. During the period from January 1, 2003 through September 25, 2003, 64,594 shares were purchased under the Purchase Plan. The Purchase Plan was suspended during 2003 and later terminated due to the Pharma Services Transaction.

Pharma Services has a stock option plan to provide incentives to eligible employees, officers and directors in the form of incentive stock options, non-qualified stock options and restricted stock. The Board of Directors determines the option price (not to be less than fair market value for incentive options) at the date of grant. Options have various vesting schedules and terms. The majority of options granted under Pharma Services’ stock option plan typically vest 20% per year over five years and expire 10 years from the date of grant.

As the Company has done in prior years, the Company reimburses its Executive Chairman for business-related travel services he provides for himself and other Company employees with the use of his own airplane. During the years ended December 31, 2005 and 2004, the Company expensed approximately $5.7 million and $7.5 million, respectively, for such business-related travel expenses. For the period from January 1, 2003 through September 25, 2003, these reimbursements totaled approximately $3.9 million, which included the granting of Company stock options with a Black-Scholes value of approximately $350,000. During the period from September 26, 2003 through December 31, 2003, the Company expensed approximately $1.7 million for such business-related travel expenses.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

The Company’s stock option activity during the periods indicated is as follows:

	Number of	Weighted-Average
	Options	Exercise Price

Outstanding at December 31, 2002	33,657,632	$19.69
Granted	4,996,689	13.40
Exercised	(698,028)	8.76
Canceled	(37,956,293)	19.07

Outstanding at September 25, 2003	—	$—

Pharma Services’ stock option activity during the periods indicated is as follows:

	Number of	Weighted-Average
	Options	Exercise Price

Outstanding at September 26, 2003	—	$—
Granted	3,350,000	14.50
Exercised	—	—
Canceled	—	—

Outstanding at December 31, 2003	3,350,000	14.50
Granted	505,000	14.50
Exercised	—	—
Canceled	(100,000)	14.50

Outstanding at December 31, 2004	3,755,000	14.50
Granted	402,500	11.03
Exercised	—	—
Canceled	(220,000)	14.50

Outstanding at December 31, 2005	3,937,500	$14.15

Selected information regarding Pharma Services’ stock options as of December 31, 2005 follows:

OPTIONS OUTSTANDING				OPTIONS EXERCISABLE
Number of		Weighted-Average	Weighted-Average	Number of	Weighted-Average
Options	Exercise Price Range	Exercise Price	Remaining Life	Options	Exercise Price

3,937,500	$4.31 - $14.50	$14.15	8.07	1,363,500	$14.50

As of December 31, 2005, Pharma Services has issued approximately 8.3 million shares of its common stock to certain of the Company’s employees at prices ranging between $0.2438 and $3.54 per share. Loans from Pharma Services to certain of the Company’s employees, none of whom were serving as executive officers at the time the loan was made, totaling approximately $1.8 million and $1.2 million were outstanding as of December 31, 2005 and 2004, respectively, in connection with the issuances.

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

26.	OPERATIONS BY GEOGRAPHIC LOCATION

The table below presents the Company’s operations by geographical location. The Company attributes revenues to geographical locations based upon (1) customer service activities, (2) operational management, (3) business development activities and (4) customer contract coordination. Investment revenues are included in the United States data. The Company’s operations within each geographical region are further broken down to show each country which accounts for 10% or more of the totals (in thousands):

			September 26, 2003	January 1, 2003
	Year Ended	Year Ended	through	through
	December 31,	December 31,	December 31,	September 25,
	2005	2004	2003	2003
	Successor	Successor	Successor	Predecessor
Revenues:
Americas:
United States	$652,075	$521,962	$133,623	$433,767
Other	54,259	43,093	10,152	31,032

Americas	706,334	565,055	143,775	464,799
Europe:
United Kingdom	374,642	329,684	77,587	205,385
Other	446,120	383,841	86,421	220,360

Europe	820,762	713,525	164,008	425,745
Asia-Pacific and Africa:
Japan	229,301	226,028	56,333	128,489
Other	120,929	100,369	24,888	64,600

Asia-Pacific and Africa	350,230	326,397	81,221	193,089

	1,877,326	1,604,977	389,004	1,083,633
Reimbursed service costs	521,257	351,277	94,960	266,696

	$2,398,583	$1,956,254	$483,964	$1,350,329

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

	As of	As of	As of
	December 31,	December 31,	December 31,
	2005	2004	2003
	Successor	Successor	Successor

Property, equipment and software, net:
Americas:
United States	$39,211	$57,234	$67,111
Other	1,838	2,203	2,151

Americas	41,049	59,437	69,262
Europe:
United Kingdom	53,516	60,442	57,976
Other	16,993	17,139	16,531

Europe	70,509	77,581	74,507
Asia-Pacific and Africa:
Japan	16,331	19,864	16,702
Other	6,922	7,103	6,708

Asia-Pacific and Africa	23,253	26,967	23,410

	$134,811	$163,985	$167,179

27.	SEGMENTS

The following table presents the Company’s operations by reportable segment. The Company is managed through three reportable segments, namely, the Product Development Group, the Commercial Services Group, and the PharmaBio Development Group. Management has distinguished these segments based on the normal operations of the Company. The Product Development Group is primarily responsible for all phases of clinical research and outcomes research consulting. The Commercial Services Group is primarily responsible for sales force deployment and strategic marketing services. The PharmaBio Development Group is primarily responsible for facilitating non-traditional customer alliances and its results consist primarily of product revenues, royalties and commissions and investment revenues relating to the financial arrangements with customers and other third parties. In August 2004, the Company completed its previously announced sale of certain assets related to its Bioglan business. The results of operations for Bioglan have been separately reported as a discontinued operation and are no longer included in the PharmaBio Development Group. In September 2005, the Company completed its previously announced sale of its EDP Business. The results of operations for the EDP Business have been separately reported as a discontinued operation and are no longer included in the Product Development Group. In December 2005, the Company completed the sale of its Pharmaplan business. The results of operations for Pharmaplan have been reported as a discontinued operation and are no longer included in the Pharmabio Development Group. All historical periods presented herein reflect Pharmaplan, the EDP Business and Bioglan as discontinued operations. During the fourth quarter of 2005, the Company changed its segment performance measure from contribution to operational earnings before interest, income taxes and depreciation and amortization (“Operational EBITDA”). All periods presented have been restated to reflect the new segment performance measure. Operational EBITDA is defined as gross revenues less costs of revenues (except for the exclusion of depreciation and amortization included in costs of revenues) and selling, general and administrative expenses. Operational EBITDA is a more representative measure of segment performance than contribution as the Company’s selling, general and administrative expenses are included in operational EBITDA but were not included in contribution. Corporate selling, general and administrative expenses, which historically had not been allocated to segments, were allocated based on the segment’s net revenues. When the Company enters into strategic agreements whereby its Commercial Services or Product

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

Development Groups provide services to customers of the PharmaBio Development Group, service revenues are presented based upon market rates and are eliminated in consolidation. Intersegment revenues have been eliminated (in thousands):

	Year Ended December 31, 2005 — Successor
	Product	Commercial	PharmaBio
	Development	Services	Development	Eliminations	Consolidated

Service revenues:
External	$1,115,398	$642,442	$—	$—	$1,757,840
Intersegment	5,424	91,400	—	(96,824)	—

Total net services	1,120,822	733,842	—	(96,824)	1,757,840
Commercial rights and royalties	—	—	123,635	—	123,635
Investment	—	—	(4,149)	—	(4,149)

Total net revenues	1,120,822	733,842	119,486	(96,824)	1,877,326
Reimbursed service costs	454,100	73,569	—	(6,412)	521,257

Gross revenues	$1,574,922	$807,411	$119,486	$(103,236)	$2,398,583

Segment Operational EBITDA	$197,576	$68,458	$(53,981)	$—	$212,053

	Year Ended December 31, 2004 — Successor
	Product	Commercial	PharmaBio
	Development	Services	Development	Eliminations	Consolidated

Service revenues:
External	$960,502	$602,670	$—	$—	$1,563,172
Intersegment	—	65,687	—	(65,687)	—

Total net services	960,502	668,357	—	(65,687)	1,563,172
Commercial rights and royalties	—	—	51,425	—	51,425
Investment	—	—	(9,620)	—	(9,620)

Total net revenues	960,502	668,357	41,805	(65,687)	1,604,977
Reimbursed service costs	296,482	61,084	—	(6,289)	351,277

Gross revenues	$1,256,984	$729,441	$41,805	$(71,976)	$1,956,254

Segment Operational EBITDA	$112,379	$43,556	$(83,349)	$—	$72,586

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

	September 26, 2003 through December 31, 2003 — Successor
	Product	Commercial	PharmaBio
	Development	Services	Development	Eliminations	Consolidated

Service revenues:
External	$229,904	$130,705	$—	$—	$360,609
Intersegment	—	10,458	—	(10,458)	—

Total net services	229,904	141,163	—	(10,458)	360,609
Commercial rights and royalties	—	—	25,635	—	25,635
Investment	—	—	2,760	—	2,760

Total net revenues	229,904	141,163	28,395	(10,458)	389,004
Reimbursed service costs	76,594	18,366	—	—	94,960

Gross revenues	$306,498	$159,529	$28,395	$(10,458)	$483,964

Segment Operational EBITDA	$30,122	$6,918	$4,444	$—	$41,484

	January 1, 2003 through September 25, 2003 — Predecessor
	Product	Commercial	PharmaBio
	Development	Services	Development	Eliminations	Consolidated

Service revenues:
External	$622,610	$362,273	$—	$—	$984,883
Intersegment	—	29,777	—	(29,777)	—

Total net services	622,610	392,050	—	(29,777)	984,883
Commercial rights and royalties	—	—	70,577	—	70,577
Investment	—	—	28,173	—	28,173

Total net revenues	622,610	392,050	98,750	(29,777)	1,083,633
Reimbursed service costs	223,708	42,988	—	—	266,696

Gross revenues	$846,318	$435,038	$98,750	$(29,777)	$1,350,329

Segment Operational EBITDA	$89,350	$15,711	$39,368	$—	$144,429

	As of	As of	As of
	December 31,	December 31,	December 31,
	2005	2004	2003
	Successor	Successor	Successor

Total Assets:
Product Development	$844,320	$875,016	$764,324
Commercial Services	287,369	349,557	266,021
PharmaBio Development	284,921	288,744	264,048
Corporate	423,502	303,886	362,470
Assets of discontinued operations	—	228,419	322,899

	$1,840,112	$2,045,622	$1,979,762

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

			September 26, 2003	January 1, 2003
	Year Ended	Year Ended	through	through
	December 31,	December 31,	December 31,	September 25,
	2005	2004	2003	2003
	Successor	Successor	Successor	Predecessor
Expenditures to acquire long-lived assets:
Product Development	$34,046	$29,992	$8,653	$18,247
Commercial Services	3,078	10,777	1,858	8,759
PharmaBio Development	45	—	—	1
Corporate	207	690	713	551

	$37,376	$41,459	$11,224	$27,558

Depreciation and amortization expense:
Product Development	$65,348	$65,602	$18,105	$31,567
Commercial Services	31,802	30,759	9,177	15,521
Corporate	3,790	10,675	2,987	604
PharmaBio Development	4,941	3,414	955	2,208

Total depreciation and amortization	$105,881	$110,450	$31,224	$49,900

28.	QUARTERLY FINANCIAL DATA (UNAUDITED)

The following is a summary of unaudited quarterly results of operations (in thousands):

	2005
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
	Successor	Successor	Successor	Successor

Gross revenues	$554,392	$618,977	$607,813	$617,401
(Loss) income from continuing operations before income taxes	(14,644)	(1,008)	19,149	5,329
Income (loss) from continuing operations	17,739	(5,815)	27,104	(54)
Income (loss) from discontinued operations, net of income taxes	1,605	(38,348)	4,454	64
Loss from sale of discontinued operations, net of income taxes	—	—	(4,609)	(1,492)

Net income (loss)	$19,344	$(44,163)	$26,949	$(1,482)

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

	2004
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
	Successor	Successor	Successor	Successor

Gross revenues	$463,496	$461,382	$485,304	$546,072
Loss from continuing operations before income taxes	(14,950)	(2,267)	(32,048)	(13,598)
Loss from continuing operations	(16,295)	(17,394)	(17,502)	(9,950)
Income (loss) from discontinued operations, net of income taxes	588	7,266	(1,840)	1,748
Gain from sale of discontinued operations, net of income taxes	—	—	53,802	620

Net (loss) income	$(15,707)	$(10,128)	$34,460	$(7,582)

29.	SUBSEQUENT EVENTS

Asia Pacific Joint Venture

On January 23, 2006, Quintiles Asia Pacific Commercial Holdings, Inc. (“QIV”), an indirect wholly-owned subsidiary of the Company, TLS Beta Pte. Ltd. (“TLS”), a Singapore company and indirect wholly-owned subsidiary of Temasek Holdings (Private) Limited, and PharmaCo Investments Ltd (“PharmaCo”, and together with QIV and TLS, the “JV Partners”), a company incorporated in Labuan, Malaysia and indirect wholly-owned subsidiary of Interpharma Asia Pacific, entered into three agreements related to the formation of a joint venture to commercialize pharmaceutical products in the Asia Pacific region (the “Joint Venture”). Temasek Holdings (Private) Limited is a beneficial owner of more than 5% of the common and preferred stock of the Company’s parent, Pharma Services. The JV Partners will conduct the Joint Venture through Asia Pacific Pharmaceutical Holdings Pte. Ltd., a Singapore company (“Holdings”), which will be governed by an Amended and Restated Shareholders’ Agreement. The purpose of Joint Venture is to develop and grow a successful company which owns branded pharmaceutical products and provides agency and contract sales and marketing services in the Asia-Pacific region. The formation of the Joint Venture is governed by a Put and Call Option Agreement (the “PCOA”) which specifies the terms and conditions under which QIV will be admitted as a one-third shareholder of Holdings. Specifically, among other things, QIV must sell and transfer, or cause the sale and transfer of, the Company’s assets and operations of its businesses that provide contract sales organization or recruitment arrangements related to the sales and marketing of pharmaceutical products in Australia, New Zealand, India and Korea, collectively, the Innovex Asia Business. As conditions to exercise of the Option, all Innovex Asia Business assets and operations must have been reorganized, and certain customary conditions precedent must be satisfied. The Company believes all conditions precedent as set forth in the PCOA were met by the Company on or prior to March 17, 2006. Thus, TLS (on Holdings’ behalf) may exercise the call option at any time on or before June 30, 2006 (subject to TLS extension to December 31, 2006) by notice to QIV, or QIV may exercise the put option at any time after the expiration of five business days from the date on which the last condition/precedent was satisfied or waived, but not later than June 30, 2006 by notice to Holdings. The call was exercised on March 17, 2006. The Company expects the completion of the formation (the “Completion”) to occur during the second quarter of 2006.

In preparation for entering the Joint Venture, the Company reorganized its Innovex Asia Business into Innovex Asia Holdings Pte. Ltd., or Newco3. As part of the reorganization, the Company agreed to enter into term loan facility agreements with a two-year term to provide interest free loans to Newco3, or its subsidiaries, in an aggregate amount of approximately $5.3 million to support specified working capital requirements.

Under the Loan Agreement entered into in connection with the Joint Venture, each of the JV Partners commit to provide up to $65 million of financing to Holdings for acquisitions or in-licensing transactions and

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

working capital needs. TLS commits to provide a cash loan facility up to $65 million. PharmaCo’s aggregate loan commitment consists of a cash loan of up to $15 million and assets of its existing businesses providing marketing services for pharmaceutical products in the Asia Pacific region through agency or contract sales organization arrangements and regulatory services (the “PharmaLink Business”). In lieu of payment for the PharmaLink Business, PharmaCo is deemed to have made a $50 million loan to Holdings under the Loan Agreement. QIV’s aggregate loan commitment consists of a cash loan facility of up to $31.7 million and a deemed loan in the amount of $33.3 million in lieu of payment by Holdings for the Newco3 shares at the Completion. If the Completion does not occur and QIV exercises the Unwind Option, then QIV at any time may declare that all outstanding loans to Holdings under the Loan Agreement are immediately due and payable and thereafter all of QIV’s obligations under the Loan Agreement, including loan commitments to Holdings, are automatically canceled. In addition to repayment upon exercise of the Unwind Option, the Loan Agreement provides that Holdings must repay the loans under the Loan Agreement upon the earliest of (i) the joint written demand of all of the JV Partners; (ii) the written demand of any of the JV Partners delivered after the fifth anniversary of the date of the Loan Agreement; or (iii) the written demand of any of the JV Partners delivered after the second anniversary of an initial public offering of the shares of Holdings or any of Holdings’ subsidiaries. Additionally, the Loan Agreement provides for acceleration of repayment should specified events of default occur. Any repayments made by Holdings to the JV Partners would be made on a basis proportionate to the outstanding principal amounts due to each of the JV Partners at the time each such repayment is made. The interest rate with respect to loans under the Loan Agreement shall be as mutually agreed by Holdings and the JV Partners.

Commercial Rights and Royalties

On March 1, 2006, the Company entered into an agreement to provide $50.0 million in funding to a new company. The funding will be provided evenly over the eight quarters ending March 31, 2008. The new company will provide a total of $200.0 million in funding to a pharmaceutical company to finance the clinical trials for a specific compound under development. In exchange, the new company will receive royalties on one or more approved compounds, and if regulatory approval is received, from the compound whose development the new company is helping to finance. In exchange for providing the $50.0 million funding and originating the transaction, the Company will be entitled to receive 25% of all distributions made by the new company until the new company’s distributions equal the contributions of its investors, after which the Company will be entitled to receive 30.625% of all its distributions.

Refinancing and Recapitalization Transactions

In the fall of 2005, to facilitate future financings and corporate transactions, the Company embarked on an internal reorganization to align its business groups with its legal subsidiaries. As part of this plan, it was contemplated that Pharma Services and Intermediate Holding, the Company’s parent companies, would merge into the Company, resulting in a single corporate holding company for the Company’s businesses. The holding company mergers were deferred to the first quarter of 2006 so that they could be coordinated with a planned refinancing of the debt remaining from the Pharma Services Transaction in 2003. The refinancing was undertaken to allow the Company and its affiliates to take advantage of the improvements in its operating performance and favorable market conditions to obtain lower cost debt over the long term.

On March 6, 2006, the Company announced that it had begun the process to borrow up to $1.47 billion under new credit facility arrangements. The new credit facilities consist of three components: a $250.0 million first lien revolving credit facility due in 2012, a $900.0 million first lien term loan B due in 2013 and a $320.0 million second lien term loan C due in 2014. The actual amounts borrowed and terms of each component are subject to finalization. Proceeds from these borrowings would be used, together with available cash, to pay the purchase price for notes tendered in the tender offer announced by the Company and Intermediate Holding on March 3, 2006, with respect to any and all of their outstanding senior notes, and to cash out the outstanding preferred stock of Pharma Services, the parent company of the Company and

QUINTILES TRANSNATIONAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

Intermediate Holding. The refinancing and the tender offer are subject to certain conditions, rights of withdrawal and other terms which could result in the Company not completing the refinancing or tender offer. The holding company mergers are subject to the completion of the refinancing. If the refinancing, the tender offer and the mergers are not completed, the Company’s senior subordinated notes would remain outstanding, the Company would remain subject to the restrictive covenants in the Indenture governing the notes, the Company’s parent corporations would remain subject to their debt obligations and the Company would not be able to take advantage of the perceived benefits of such a transaction.

If the Company completes the refinancing and the merger of Intermediate Holding and Pharma Services into the Company, the Company expects to pay approximately $110-115 million in prepayment penalties and charges associated with the early termination of the Company’s senior secured notes and Intermediate Holding’s discount notes (assuming 100% of the outstanding principal amount, or principal amount at maturity in the case of the discount notes, is tendered in the tender offer) and approximately $35-40 million in fees and expenses associated with the refinancing and the merger. Additionally, should the Company complete the refinancing and the merger of intermediate Holding and Pharma Services into the Company, a change in reporting entity may occur with the Company being the surviving reporting entity.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Quintiles Transnational Corp:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of Quintiles Transnational Corp. and its subsidiaries at December 31, 2005 and December 31, 2004, and the results of their operations and their cash flows for the years ended December 31, 2005 and December 31, 2004 and the period from September 26, 2003 through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 24, 2006

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Quintiles Transnational Corp:

In our opinion, the accompanying consolidated statements of operations, of shareholders’ equity and of cash flows for the period from January 1, 2003 through September 25, 2003 present fairly, in all material respects, the results of operations and cash flows of Quintiles Transnational Corp. and its subsidiaries for the period from January 1, 2003 through September 25, 2003, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
February 25, 2004

Services Carve-Out Financial Statements

The carve-out financial statements presented below show the results of the Company’s Product Development and Commercial Services segments, on a combined basis, separately from the Company’s consolidated results. In the carve-out financial statement presentations below, CR&R stands for Commercial Rights & Royalties, which represents the Company’s PharmaBio Development reporting unit. The combination of the Product Development and Commercial Services segments as “Services” is not in accordance with generally accepted accounting principles in the United States (“GAAP”). However, such information is considered important information by potential lenders and therefore has been provided in this format.

The carve-out financial statements presented in this report have been restated to reflect the results of certain disposed businesses as discontinued operations. These changes include the December 2005 sale of the Company’s Pharmaplan Business to Opus Ventures, for approximately $1.3 million in cash and the September 2005 sale of the Company’s Early Development and Packaging Business, or EDP Business, to Aptuit Inc. for approximately $124 million in cash. As a result, the results of operations, assets and liabilities of Pharmaplan and the EDP Business have been reported separately as a discontinued operation.

YEAR ENDED DECEMBER 31, 2005

CARVE-OUT STATEMENT OF OPERATIONS — UNAUDITED

		Subtract	Adjust
	Consolidated	CR&R	Intercompany	Services
	(In thousands)

Net revenues	$1,877,326	$119,486	$(96,824)	$1,854,664
Add: reimbursed service costs	521,257	—	(6,411)	527,668

Gross revenues	2,398,583	119,486	(103,235)	2,382,332
Costs, expenses and other:
Costs of revenues	1,712,060	178,408	(103,235)	1,636,887
Selling, general and administrative	580,351	—	—	580,351
Interest income	(14,548)	(4,094)	—	(10,454)
Interest expense	71,570	6,749	—	64,821
Loss on extinguishment of debt	6,194	—	—	6,194
Other (income), net	(2,748)	(346)	—	(2,402)
Restructuring	32,911	—	—	32,911
Impairments	6,633	—	—	6,633
Transaction expenses, net	(2,666)	—	—	(2,666)

	2,389,757	180,717	(103,235)	2,312,275

Income (loss) before income taxes	8,826	(61,231)	—	70,057
Income tax benefit	(36,592)	(21,431)	—	(15,161)

Income (loss) before equity in (losses) earnings of unconsolidated affiliates and minority interests	45,418	(39,800)	—	85,218
Equity in (losses) earnings of unconsolidated affiliates	(3,050)	—	—	(3,050)
Minority interests	(3,394)	—	—	(3,394)

Income (loss) from continuing operations	38,974	(39,800)	—	78,774
(Loss) income from discontinued operations, net of income taxes	(32,225)	715	—	(32,940)
(Loss) gain from sale of discontinued operations, net of income taxes	(6,101)	595	—	(6,696)

Net income (loss)	$648	$(38,490)	$—	$39,138

DECEMBER 31, 2005

CARVE-OUT BALANCE SHEET — UNAUDITED

		Subtract
	Consolidated	CR&R	Services
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$459,079	$—	$459,079
Restricted cash	22,100	17,638	4,462
Trade accounts receivable and unbilled services, net	348,614	8,879	339,735
Investments in debt securities	608	—	608
Prepaid expenses	18,517	1	18,516
Deferred income taxes	58,368	—	58,368
Other current assets and receivables	31,544	712	30,832

Total current assets	938,830	27,230	911,600
Property and equipment:
Land, buildings and leasehold improvements	55,242	—	55,242
Equipment	68,298	45	68,253
Furniture and fixtures	21,870	—	21,870
Motor vehicles	41,280	—	41,280

	186,690	45	186,645
Less accumulated depreciation	(77,153)	(4)	(77,149)

	109,537	41	109,496
Intangibles and other assets:
Investments in debt securities	12,850	—	12,850
Investments in marketable equity securities	34,312	34,312	—
Investments in non-marketable equity securities and loans	54,476	53,815	661
Investments in unconsolidated affiliates	122,829	—	122,829
Commercial rights and royalties	116,779	116,779	—
Accounts receivable — unbilled	41,888	41,888	—
Goodwill	56,717	508	56,209
Other identifiable intangibles, net	213,545	3,094	210,451
Deferred income taxes	97,787	—	97,787
Deposits and other assets	40,562	12,822	27,740

	791,745	263,218	528,527

Total assets	$1,840,112	$290,489	$1,549,623

LIABILITIES, SHAREHOLDERS’ EQUITY AND INTERCOMPANY
Current liabilities:
Accounts payable	$63,915	$3,601	$60,314
Accrued expenses	257,023	8,145	248,878
Unearned income	210,355	356	209,999
Income taxes payable	30,883	—	30,883
Current portion of obligations held under capital leases	16,279	—	16,279
Current portion of long-term debt	60,975	59,129	1,846
Other current liabilities	7,696	—	7,696

Total current liabilities	647,126	71,231	575,895
Long-term liabilities:
Obligations held under capital leases, less current portion	11,311	—	11,311
Long-term debt, less current portion	643,832	190,871	452,961
Unearned income	31,906	31,906	—
Other liabilities	12,745	788	11,957

	699,794	223,565	476,229

Total liabilities	699,794	223,565	476,229
Minority interest	32,166	—	32,166
Shareholders’ equity and intercompany:
Total shareholders’ equity and intercompany	461,026	(4,307)	465,333

Total liabilities, shareholders’ equity and intercompany	$1,840,112	$290,489	$1,549,623

YEAR ENDED DECEMBER 31, 2005

CARVE-OUT STATEMENT OF CASH FLOWS — UNAUDITED

		Subtract
	Consolidated	CR&R	Services
	(In thousands)

Operating activities:
Net income (loss)	$648	$(38,490)	$39,138
Loss (income) from discontinued operations, net of income taxes	32,225	(715)	32,940
Loss (gain) from sale of discontinued operations, net of income taxes	6,101	(595)	6,696

Income (loss) from continuing operations	38,974	(39,800)	78,774
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	105,881	4,940	100,941
Amortization expense of debt issuance costs	13,310	706	12,604
Amortization of commercial rights and royalties assets	22,708	22,708	—
Restructuring (payments) accrual and write-off of other assets, net	6,847	—	6,847
Impairment of long-lived assets	5,913	—	5,913
(Gain) loss on sale of property and equipment, net	(98)	63	(161)
Loss on investments, net	4,149	4,149	—
Benefit from deferred income taxes	(41,112)	—	(41,112)
Change in operating assets and liabilities:
Accounts receivable and unbilled services	(113,152)	(1,140)	(112,012)
Prepaid expenses and other assets	36,117	37,272	(1,155)
Accounts payable and accrued expenses	35,046	1,462	33,584
Unearned income	33,888	1,632	32,256
Income taxes payable and other liabilities	(50,705)	746	(51,451)
Other	4,405	1,380	3,025

Net cash provided by continuing operations	102,171	34,118	68,053
Net cash provided by (used in) discontinued operations	13,296	(296)	13,592

Net cash provided by operating activities	115,467	33,822	81,645

YEAR ENDED DECEMBER 31, 2005

CARVE-OUT STATEMENT OF CASH FLOWS — UNAUDITED (Continued)

		Subtract
	Consolidated	CR&R	Services
	(In thousands)

Investing activities:
Acquisition of property, equipment and software	$(37,376)	$(45)	$(37,331)
Payment of transaction costs in Transaction	(2,865)	—	(2,865)
Acquisition of businesses, net of cash acquired	(13,901)	—	(13,901)
Acquisition of commercial rights and royalties	(20,944)	(20,944)	—
Proceeds from disposal of discontinued operations	125,023	1,023	124,000
Expenses of disposal of discontinued operations	(6,358)	—	(6,358)
Proceeds from disposition of property and equipment	5,941	—	5,941
Maturities of held-to-maturity investments	701	—	701
Purchase of available-for-sale investments	(1,569)	—	(1,569)
Proceeds from sale of available-for-sale investments	66	—	66
Purchase of equity securities	(17,865)	(17,865)	—
Proceeds from sale of equity securities	9,356	9,356	—
Purchases of other investments	(2,795)	(2,564)	(231)
Proceeds from other investments	135	—	135
Increase in restricted cash	(22,100)	(17,638)	(4,462)
Other	58	—	58

Net cash provided by (used in) continuing operations	15,507	(48,677)	64,184
Net cash (used in) provided by discontinued operations	(11,111)	181	(11,292)

Net cash provided by (used in) investing activities	4,396	(48,496)	52,892

Financing activities:
Proceeds from issuance of debt, net of costs	239,337	239,337	—
Repayment of debt	(310,544)	—	(310,544)
Principal payments on capital lease obligations	(14,787)	—	(14,787)
Dividend to parent companies	(75,000)	—	(75,000)
Intercompany with parent companies	(1,504)	—	(1,504)
Intercompany	—	(225,773)	225,773

Net cash (used in) provided by continuing operations	(162,498)	13,564	(176,062)
Net cash used in discontinued operations	(18)	—	(18)

Net cash (used in) provided by financing activities	(162,516)	13,564	(176,080)
Effect of foreign currency exchange rate changes on cash	(33,949)	(118)	(33,831)

Decrease in cash and cash equivalents	(76,602)	(1,228)	(75,374)
Consolidated cash and cash equivalents at beginning of period	535,681	1,228	534,453

Consolidated cash and cash equivalents at end of period	$459,079	$—	$459,079

Cash and cash equivalents of discontinued operations	$—	$—	$—
Cash and cash equivalents of continuing operations	$459,079	$—	$459,079

Other information

Intermediate Holding

Intermediate Holding is not separately furnishing its financial statements at this time. Intermediate Holding is a holding company with no income from operations or physical assets. Intermediate Holding operates its business through and receives all of its income from the Company. Intermediate Holding owns 99.2% of the outstanding stock of the Company, with Pharma Services Holding, Inc. owning the remainder. Intermediate Holding’s net loss for the year ended December 31, 2005 of $10.7 million is comprised of 99.2% of the Company’s net income, or $642,000, decreased by $16.7 million of interest expense and $191,000 of selling, general and administrative expenses net of an income tax benefit of $5.6 million. Intermediate Holding’s net loss for the year ended December 31, 2004 of $7.1 million is comprised of 99.2% of the Company’s net income, or $1.0 million, decreased by $12.0 million of interest expense and $82,000 of selling, general and administrative expenses, net of an income tax benefit of $4.0 million.

Controls and Procedures

In connection with this report, the Company is voluntarily furnishing the following information responsive to Item 9A of Form 10-K “Controls and Procedures:”

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this Form 10-K. In the course of this evaluation, management considered that the income tax provision and related balance sheet accounts for the fourth quarter of 2005 included errors (which were corrected prior to the issuance of the financial statements) as a result of ineffective controls to ensure the completeness and accuracy of the provision for income taxes and related balance sheet accounts. The errors, which resulted in audit adjustments, did not impact previously filed financial statements. Based on our evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of the end of the period covered by this Form 10-K, our disclosure controls and procedures are not effective due to the material weakness in our internal control over financial reporting with respect to the completeness and accuracy of the provision for income taxes and related balance sheet accounts.

A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Remediation Plan

During 2006, we plan to hire and train additional personnel in our tax department and implement improved controls over the preparation and review of the provision for income taxes and related balance sheet accounts. In addition, we plan to implement improved controls to facilitate a comprehensive and detailed review of our income tax accounting and reporting. Once fully implemented, management believes that these new controls will remediate this material weakness.

Changes in Internal Control Over Financial Reporting

There have been no changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during or with respect to the fourth quarter of 2005 that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINTILES TRANSNATIONAL CORP.

By:	/s/ John D. Ratliff
John D. Ratliff
Executive Vice President

Dated: March 27, 2006